UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Insulet Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Insulet Corporation
Notice of Annual Meeting
of Stockholders

Wednesday, May 17, 2017 | 8:30 a.m., Eastern Time

Dear Stockholders:

Insulet had a truly remarkable and successful 2016. We finished the year with revenue of $367 million, up $103 million from the prior year, representing growth of 39%. We drove significant improvement in gross margin to 57.5% for the year, an increase from 50.5% last year, primarily as a result of improved manufacturing and supply chain operations. In February, we divested our Neighborhood Diabetes medical supplies distribution business to focus on our faster growing and higher gross margin opportunities in diabetes and drug delivery. In September, we successfully completed a $345 million convertible debt offering, which allowed us to retire a portion of our pre-existing debt and provides us with additional capital to fund the planned expansion of our manufacturing operations in the United States and support our growth.

Every area of our business delivered outstanding performance, the result of our strong and robust strategy, the dedicated efforts and accomplishments of our people, and a truly differentiated technology platform that positions Insulet for continued significant growth.

Our laser-focus on recruiting a highly-experienced team, driving a customer-centric culture focused on product innovation, and our strong commercial execution, has positioned Insulet to deliver significant returns for our stockholders and a remarkable user experience for our customers.

We continued to focus on improving the quality of our products and customer experience throughout the year. Customers continue to recognize the benefits of Omnipod’s differentiated technology and we finished 2016 with a worldwide installed base of over 100,000 active users, an increase of more than 25% over 2015.

Looking ahead, we are very excited about our prospects and opportunities for 2017 and beyond. We have outlined, and are well on our way to achieving, our five-year plan to reach $1 billion in revenue, 65% gross margin and above-market profitability. Improvements in our manufacturing operations will support our growth and near-term profitability goals, while continued investment in innovation will allow us to maintain Insulet’s competitive edge with truly innovative and differentiated products. We are well positioned to deliver significant growth and capture the substantial market opportunity before us.

We look forward to continued success in executing our key initiatives to drive sustainable, long-term profitable growth, while allowing the people who rely on our products to enjoy simplicity, freedom and healthier lives through innovative technology. On behalf of Insulet’s employees, management and members of the Board of Directors, we thank you for your continued support.

Sincerely,

Patrick J. Sullivan

Chairman of the Board and Chief Executive Officer

April 7, 2017

600 Technology Park Drive, Suite 200 Billerica, Massachusetts 01821

Notice of Annual Meeting of Stockholders

Wednesday, May 17, 2017

8:30 a.m., Eastern Time

Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128

To the Stockholders of Insulet Corporation:

The Annual Meeting of Stockholders of Insulet Corporation, a Delaware corporation (the “Company” or “Insulet”), will be held at 8:30 a.m., Eastern Time, on Wednesday, May 17, 2017, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128 (the “Annual Meeting”), for the following purposes:

1.	to elect three Class I Directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;
2.	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in the accompanying Proxy Statement;
3.	to cast an advisory and non-binding vote on whether future advisory and non-binding votes on executive compensation should be held every one year, every two years or every three years;
4.	to approve the Company’s 2017 Stock Option and Incentive Plan;
5.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and,
6.	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 24, 2017 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Stockholders who plan to attend the Annual Meeting in person must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of March 24, 2017. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Under U.S. Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at http://investor.insulet.com/annual-proxy.cfm. Instructions for accessing the proxy materials and voting are described below and in the stockholder meeting notice that you received in the mail. Please review the proxy materials prior to voting.

Billerica, Massachusetts April 7, 2017	By Order of the Board of Directors,

DAVID COLLERAN
Senior Vice President, Secretary and General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 17, 2017: This Proxy Statement and the related Annual Meeting materials are available at http://investor.insulet.com/annual-proxy.cfm.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting in person, if you are a stockholder of record, please vote in one of the following three ways: (1) by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope provided, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., Eastern Time, on May 16, 2017.

If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

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Executive Compensation Tables	33
Summary Compensation Table	33
2016 Grants of Plan-Based Awards	34
2016 Outstanding Equity Awards at Year End	35
2016 Option Exercises and Stock Vested	36
Potential Payments Upon Termination or Change in Control	37

Non-Employee Director Compensation	39
Annual Cash Compensation	39
Annual Equity Compensation	39
Initial Compensation	39

Proposal 2 — Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers	41

Proposal 3 — Advisory and Non-Binding Vote on Whether Future Advisory and Non-Binding Votes on Executive Compensation Should be Held Every One Year, Every Two Years or Every Three Years	42

Proposal 4 — Approval of Insulet Corporation 2017 Stock Option and Incentive Plan	43

Report of the Audit Committee of the Board of Directors	49

Matters Concerning Independent Registered Public Accounting Firm	50

Proposal 5 — Ratification of the Appointment of Independent Registered Public Accounting Firm	52

Stockholder Proposals	53

Appendix A Insulet Corporation 2017 Stock Option and Incentive Plan	A-1

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Attend our 2017 Annual Meeting of Stockholders

8:30 a.m., Eastern Time on Wednesday, May 17, 2017

Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128

How to Vote

By mailing your Proxy Card	By telephone	By internet

Cast your ballot, sign your proxy card and send by freepost	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com

Mark, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by May 16, 2017.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.	Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Stockholders who plan to attend the Annual Meeting in person must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, in addition to presenting a valid photo identification, you must also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of March 24, 2017.

Participate in the future of Insulet, cast your vote right away

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

	More information	Board of Directors recommendation
PROPOSAL 1: Election of nominated Directors	Page 7	FOR each nominee
PROPOSAL 2: Approval, on a non-binding, advisory basis, of the compensation of certain executive officers	Page 41	FOR
PROPOSAL 3: An advisory and non-binding vote on whether future advisory and non-binding votes on executive compensation should be held every one year, every two years or every three years	Page 42	ONE YEAR
PROPOSAL 4: Approval of the Company’s 2017 Stock Option and Incentive Plan	Page 43	FOR
PROPOSAL 5: Ratification of the appointment of the Company’s independent registered public accounting firm for 2017	Page 52	FOR

Governance Highlights

The Company is committed to good corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term stockholder value. Most recently, the Company focused on the following corporate governance efforts:

Board Leadership Structure

The Board of Directors (the “Board”) regularly assesses the Board leadership structure to ensure the appropriate leadership for the Company. Based on the Board’s most recent assessment, the Board determined that the appointment of a Chairman of the Board would be in the best interests of the Company. As a result, the Board appointed Patrick J. Sullivan as Chairman of the Board and simultaneously appointed Jessica Hopfield, Ph.D. as the Board’s new Lead Independent Director.

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Risk Assessment

In connection with the annual review of committee Charters, committee roles and responsibilities, and committee composition, following the recommendation of the Nominating, Governance and Risk Committee (the “Governance Committee”) and the Audit Committee, the Board determined that oversight of the Company’s risk management process should move from the Audit Committee to the Governance Committee. The Board, therefore, approved amendments to the Charters of the Audit Committee and the Governance Committee and concurrently changed the name of the Nominating and Corporate Governance Committee to Nominating, Governance and Risk Committee. The Audit Committee retains financial risk assessment oversight and the Company’s General Counsel will work directly with the Governance Committee regarding enterprise risk management assessments and initiatives.

Committee Composition

The Governance Committee periodically assesses the skills and qualifications of the Directors to ensure that committee assignments and leadership roles align with the skills and experience of the members of the Board. In conjunction with its most recent review, the Governance Committee recommended to the Board, and the Board approved, the appointments of: Jessica Hopfield, Ph.D., Lead Independent Director, David Lemoine, Audit Committee Chair, and John A. Fallon, M.D., Governance Committee Chair.

OUR GOVERNANCE BEST PRACTICES

Lead Independent Director
7 of the Company’s 8 Directors are independent
All committees consist of independent Directors
A Director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation
Regular executive sessions of independent Directors
Executive and Director stock ownership guidelines
No hedging or pledging of Insulet securities by its executive officers or Directors is permitted
Corporate Governance Guidelines published on the Company’s website at http://www.insulet.com

Director Nominees (page 7)

		Director		Independent (Yes/No)		Committee
Name	Age	since	Current Positions	Yes	No	Memberships
Sally Crawford	63	2008	Board of Directors, Hologic, Inc., Universal American Corp., and Prolacta Bioscience Inc.	X		• Compensation Committee (Chair) • Nominating, Governance and Risk Committee
Regina Sommer	59	2008	Board of Directors, WEX INC. Former CFO of Netegrity, Inc., Revenio, Inc., and Open Market, Inc.	X		• Audit Committee • Nominating, Governance and Risk Committee
Joseph Zakrzewski	54	2008	Chairman of the Board, Onxeo S.A. Board of Directors, Acceleron Pharma, Inc. and Amarin Corporation	X		• Audit Committee • Compensation Committee

Sally Crawford brings experience as a board and committee member of public companies, a detailed understanding of the healthcare and managed care industries, which are directly relevant to our business, and the practical knowledge gained in her previous role as chief operating officer of a publicly-held managed care organization. Regina Sommer brings more than twenty-five years of experience in technology, professional services and public accounting, as well as experience managing business operations through periods of rapid growth. Joseph Zakrzewski brings extensive boardroom experience, operational experience as a prior chief executive officer and prior experience in the pharmaceutical industry.

Executive Compensation (page 21)

2016 Business Highlights (page 21)

Commercial Execution		Profitability and Operating Effectiveness	Building for Long-Term Growth

• Revenue growth of 39% over 2015, with significant growth across all product lines:

•

Gross margin of 57.5%, up 700 basis points from 50.5% in 2015

•

Margin expansion driven by significant enhancements in quality and efficiency of manufacturing and supply chain operations

•

Divestiture of Neighborhood Diabetes distribution business to focus on higher growth and more profitable Omnipod and Drug Delivery businesses

•

Compelling clinical data demonstrating the clinical and quality of life benefits associated with Omnipod® Insulin Management System

•

Significant progress on innovation and product development projects

•

Expanded market access and Omnipod coverage enabling new customers to get on Omnipod

– U.S. Omnipod	21%
– International Omnipod	78%
– Drug Delivery	92%
• More than 25% increase in worldwide Omnipod installed base over 2015

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Stockholder Outreach (page 23)

•	Broad, deep, ongoing outreach with stockholders in 2015 and 2016

•	Discussions with investors collectively representing more than 50% of outstanding shares

•	Stockholder feedback directly addressed in expanded disclosures and enhanced 2016 compensation program design

Compensation Strategy, Philosophy, and Objectives (page 24)

Compensation Building Blocks: Our compensation strategy supports our overall strategy to deliver value to stockholders

•	Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth

•	Fundamental belief that high-caliber talent has a profound impact on business results

•	Highly competitive compensation needed to induce proven talent to join

•	Significant emphasis on pay for performance, utilizing performance-based variable compensation programs

Compensation Elements and Actions (page 26)

Key 2016 and 2017 Compensation Actions

2016

•	Selective adjustments to base salaries based on market position, merit, and promotions/job scope changes

•	2016 PRSUs were restructured to have a two-year measurement period reflecting feedback from stockholder outreach

•	2016 equity mix for new hires and annual grants shifted towards greater use of stock options and PRSUs to reflect growth strategy

•	Adjustment to severance multiple for select NEOs in line with competitive market practice

2017

•	2017 PRSU measurement period has been extended to three years reflecting feedback from stockholder outreach

•	2017 PRSU performance metrics have been expanded to include both cumulative revenue and cumulative gross profit

•	PRSUs represent approximately 50% of CEO’s total annual equity award, an increase from approximately 40% in 2016

2016 Executive Total Compensation Mix (page 26)

The charts below show the annual total direct compensation (full-year base salary, short-term incentive compensation earned, and long-term incentive compensation received) for our Chief Executive Officer (“CEO”) and our other Named Executive Officers (“NEOs”) for 2016. These charts illustrate that a majority of NEO total direct compensation was performance-based and variable:

* Benefits value is not displayed as it represents less than 2% of total direct compensation in each case above.

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Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at 8:30 a.m., Eastern Time, on Wednesday, May 17, 2017 at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128, or at any adjournments or postponements thereof. The Company’s Annual Report on Form 10-K filed on February 28, 2017 (the “10-K”) containing financial statements for the fiscal year ended December 31, 2016, is being made available, together with this Proxy Statement, to stockholders at http://investor.insulet.com/annual-proxy.cfm. The 10-K, however, is not a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2017

This Proxy Statement is being made available to stockholders on or about April 7, 2017.

This Proxy Statement and the 10-K are available at http://investor.insulet.com/annual-proxy.cfm.

As more fully described in this Proxy Statement, the purpose of the Annual Meeting is:

(i)	to elect three Class I Directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

(ii)	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this Proxy Statement;

(iii)	to cast an advisory and non-binding vote on whether future advisory and non-binding votes on executive compensation should be held every one year, every two years or every three years;

(iv)	to approve the Company’s 2017 Stock Option and Incentive Plan;

(v)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and,

(vi)	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of three Class I Directors nominated by the Board of Directors and does not include any other matters relating to the election of Directors, including, without limitation, the election of Directors nominated by any stockholder of the Company.

Record Date and Voting Rights

Only stockholders of record at the close of business on March 24, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, 57,879,181 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding, and there were ten stockholders of record. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

If you are a stockholder of record, you may vote in one of the following three ways, whether or not you plan to attend the Annual Meeting:

•	by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose;

•	by completing your proxy using the toll-free telephone number listed on the proxy card; or,

•	by completing your proxy on the internet at the address listed on the proxy card.

Votes made by phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 16, 2017. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Stockholders who plan to attend the Annual Meeting in person must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, in addition to presenting a valid photo identification, you must also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification and sufficient proof of share ownership as of March 24, 2017.

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Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary and General Counsel of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked;

•	properly casting a new vote via the internet or by telephone at any time up until 11:59 p.m. Eastern Time on May 16, 2017;

•	duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary and General Counsel of the Company before the taking of the vote at the Annual Meeting; or,

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary and General Counsel, by May 16, 2017.

Quorum; Abstentions; Broker Non-Votes

The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Brokers do not have discretionary authority to vote on: (i) the election of Directors; (ii) the vote to approve, on a non-binding, advisory basis, the compensation of certain executive officers; (iii) the advisory and non-binding vote on whether future advisory and non-binding votes on executive compensation should be held every one year, every two years or every three years; or, (iv) the approval of the Company’s 2017 Stock Option and Incentive Plan. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.

Vote Required

For Proposal 1, the election of three Class I Directors, the nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and entitled to vote on such matter at the Annual Meeting shall be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Policies Governing Director Nominations”), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Lead Independent Director and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. For Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 3, an advisory and non-binding vote on whether future advisory and non-binding votes on executive compensation should be held every one year, every two years or every three years, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 4, the approval of the Company’s 2017 Stock Option and Incentive Plan, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 5, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Broker “non-votes” and abstentions are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

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Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, or e-mail following the original solicitation.

Voting of Proxies

The persons named as attorneys-in-fact in the proxies, Patrick J. Sullivan and David Colleran, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted:

(i)	FOR the election of the Director nominees;

(ii)	FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this Proxy Statement;

(iii)	ONE YEAR for the advisory and non-binding vote on whether future advisory and non-binding votes on executive compensation should be held every one year, every two years or every three years;

(iv)	FOR the approval of the Company’s 2017 Stock Option and Incentive Plan; and,

(v)	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Other Business

Aside from:

(i)	the election of Directors;

(ii)	approval, on a non-binding, advisory basis, of the compensation of certain executive officers;

(iii)	an advisory and non-binding vote on whether future advisory and non-binding votes on executive compensation should be held every one year, every two years or every three years;

(iv)	approval of the Company’s 2017 Stock Option and Incentive Plan; and,

(v)	ratification of the appointment of Grant Thornton LLP, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

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Proposal 1	Election of Directors

The Company’s Board of Directors currently consists of eight members. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this Annual Meeting, the stockholders will elect the Class I Directors. The Class I Directors currently consist of Sally Crawford, Regina Sommer, and Joseph Zakrzewski. Accordingly, the Board of Directors, upon the recommendation of the Nominating, Governance and Risk Committee, has nominated:

•	Sally Crawford;

•	Regina Sommer; and,

•	Joseph Zakrzewski.

The Nominating, Governance and Risk Committee recommends that each of the above-listed nominees be elected to the Board of Directors as a Class I Director, to hold office until the Annual Meeting of Stockholders to be held in 2020, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Following the Annual Meeting, the Board of Directors will also be composed of:

•	two Class II Directors (John A. Fallon, M.D. and Timothy J. Scannell), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Stockholders to be held in 2018; and,

•	three Class III Directors (Jessica Hopfield, Ph.D., David Lemoine, and Patrick J. Sullivan), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Stockholders to be held in 2019.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein (or, in the circumstances described in the foregoing sentence, for such other person as the Board may recommend).

Vote Required for Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled ’‘Policies Governing Director Nominations’’), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Lead Independent Director and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth certain information concerning the nominees to be elected as Class I Directors at the Annual Meeting, and Insulet’s continuing Directors, based on information provided to the Company by each nominee and Director.

	Director Since	Independent
Class I nominees for election at the 2017 Annual Meeting — nominated to serve a term that expires in 2020
Sally Crawford	2008
Regina Sommer	2008
Joseph Zakrzewski	2008
Class II continuing Directors — term expires in 2018
John A. Fallon, M.D.	2012
Timothy J. Scannell	2014
Class III continuing Directors — term expires in 2019
Jessica Hopfield, Ph.D.	2015
David Lemoine	2016
Patrick J. Sullivan	2014

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Board of Directors and Executive Officers

The following table sets forth certain information concerning our Directors and executive officers. The biographies of each of the Director nominees and continuing Directors below contain information regarding: the individual’s service as a Director; business experience; director positions held currently or at any time during the last five years; information regarding involvement in certain legal or administrative proceedings, if applicable; and, the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board of Directors to determine that the person should serve as a Director for the Company.

Name	Position
Patrick J. Sullivan	Chairman of the Board and Chief Executive Officer
Aiman Abdel-Malek, Ph.D.	Senior Vice President, Advanced Technology and Engineering
Charles Alpuche	Executive Vice President, Global Manufacturing and Operations
David Colleran	Senior Vice President, Secretary and General Counsel
Michael L. Levitz	Senior Vice President, Chief Financial Officer and Treasurer
Shacey Petrovic	President and Chief Operating Officer
Michael Spears	Senior Vice President, Quality and Regulatory Affairs
Brad Thomas	Executive Vice President, Human Resources and Organizational Development
Sally Crawford(2)(3)	Director, Compensation Committee Chair
John A. Fallon, M.D.(3)	Director, Nominating, Governance and Risk Committee Chair
Jessica Hopfield, Ph.D.(1)	Director, Lead Independent Director
David Lemoine(1)	Director, Audit Committee Chair
Timothy J. Scannell(2)	Director
Regina Sommer(1)(3)	Director
Joseph Zakrzewski(1)(2)	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating, Governance and Risk Committee.

EXECUTIVE OFFICERS

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal.

Patrick J. Sullivan

Age 65

Chairman of the Board and Chief Executive Officer

Since 2014

Mr. Sullivan has served as our Chairman of the Board and Chief Executive Officer since October 2016. From September 2014 to October 2016, Mr. Sullivan served as our President, Chief Executive Officer and Director. From 2008 to 2013, Mr. Sullivan served as Chairman and Chief Executive Officer of Constitution Medical Investors. From 2007 to 2008, Mr. Sullivan served as Executive Chairman of Hologic Corporation after its merger with Cytyc Corporation. From 1994 to 2007, Mr. Sullivan served as Cytyc Corporation’s Chairman, President and Chief Executive Officer. From 1991 to 1994, Mr. Sullivan served as Cytyc Corporation’s Vice President of Sales and Marketing. Prior to 1991, Mr. Sullivan was employed in marketing roles of increasing responsibility at Abbott Laboratories, a diversified healthcare company, and as a consultant with McKinsey & Company, an international consulting firm. Mr. Sullivan serves as a Director of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment. Mr. Sullivan holds a Bachelor of Science, with Distinction, from the United States Naval Academy and a Master of Business Administration, with Distinction, from Harvard Business School.

Aiman Abdel-Malek, Ph.D.

Age 58

Senior Vice President, Advanced Technology and Engineering

Since 2016

Dr. Abdel-Malek has served as our Senior Vice President, Advanced Technology and Engineering since March 2016. From 2015 to 2016, Dr. Abdel-Malek served as President of Frictionless Life Analytics, Inc., a business development and technology advisory and consultancy company, enabling the growth of start-up ventures focused on Internet of Things (IoT) platforms and solutions. From 2012 to 2015, Dr. Abdel-Malek served as Vice President, Engineering of Qualcomm Life, Inc., a mobile healthcare solutions company. From 1988 to 2012, he held various roles at General Electric Healthcare Services, including his most recent role as General Manager - Global Services Technology. Dr. Abdel-Malek brings over 20 years of experience as a senior executive leading healthcare teams to develop profound technology breakthroughs that optimize services. Dr. Abdel-Malek holds a Bachelor of Science, Systems and Biomedical Engineering from the University of Cairo and a Doctor of Biomedical Engineering from the University of Southern California.

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Charles Alpuche

Age 57

Executive Vice President, Global Manufacturing and Operations

Since 2016

Mr. Alpuche has served as our Executive Vice President, Global Manufacturing and Operations since February 2017. From February 2016 to February 2017, Mr. Alpuche served as our Senior Vice President, Global Manufacturing and Operations. From 2012 to February 2016, Mr. Alpuche served as an independent consultant for both domestic and international companies in the food, beverage and chemical industries. Previously, Mr. Alpuche spent thirty years at PepsiCo in leadership roles of increasing responsibility overseeing domestic and international plant operations. Earlier in his career at PepsiCo, he held a number of management roles in plant operations, product management and quality control. Most recently, he served as PepsiCo’s Senior Vice President of North America Beverages, and before that he held the position of Vice President and General Manager, Concentrate Operations, Asia and Americas. Mr. Alpuche holds a Bachelor of Science in Business Administration from Delaware Valley College and obtained an Executive Master of Science in Organizational Management from the University of Pennsylvania.

David Colleran

Age 45

Senior Vice President, Secretary and General Counsel

Since 2015

Mr. Colleran has served as our Senior Vice President, Secretary and General Counsel since July 2015. From 2010 to 2015, Mr. Colleran served as Vice President and General Counsel for the Medical Supplies Sector of Covidien, which was acquired by Medtronic plc. in 2015. From 2006 to 2010, he served as Senior Counsel and Assistant General Counsel of Covidien. From 2003 to 2006, he served as Corporate Counsel for Ocean Spray Cranberries, Inc., and from 1998 to 2002 he was a Corporate Associate in the Business and Technology Group at Choate, Hall & Stewart LLP. Mr. Colleran earned his Bachelor of Arts in Political Science from Boston College and his Juris Doctor from Boston College Law School.

Michael L. Levitz

Age 43

Senior Vice President, Chief Financial Officer and Treasurer

Since 2015

Mr. Levitz has served as our Senior Vice President and Chief Financial Officer since May 2015. From 2009 to May 2015, Mr. Levitz was the Senior Vice President, Chief Financial Officer and Treasurer of Analogic Corporation, a global provider of medical guidance, diagnostic imaging and threat detection equipment. From 2002 to 2009, he served in various capacities at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and Corporate Controller. Mr. Levitz began his career in the high technology audit practice at Arthur Andersen LLP, and held various financial positions with Neon Communications, Inc., a public telecommunications company. Mr. Levitz earned his Bachelor of Arts in Business Economics, with emphasis in Accounting, from the University of California Santa Barbara and is a certified public accountant.

Shacey Petrovic

Age 43

President and Chief Operating Officer

Since 2015

Ms. Petrovic has served as our President and Chief Operating Officer since October 2016. From February 2016 to October 2016, Ms. Petrovic served as our Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as our Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Prior to joining Cytyc Corporation, Ms. Petrovic served as a Pharmaceutical Sales Specialist at AstraZeneca. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin.

Michael Spears

Age 52

Senior Vice President, Quality and Regulatory Affairs

Since 2015

Mr. Spears has served as our Senior Vice President, Quality and Regulatory Affairs since February 2017. From July 2015 to February 2017, Mr. Spears served as our Senior Vice President, Quality, Regulatory and Clinical Affairs. From 2011 to 2015, Mr. Spears served as Vice President, Quality Assurance & Regulatory Affairs at Covidien, which was acquired by Medtronic in 2015. From 2006 to 2011, Mr. Spears served as Vice President, Quality Assurance at Covidien. From 1999 to 2006, he had several years of progressively broader assignments at Covidien, then known as Tyco Healthcare. Mr. Spears also served as a paralegal at two law firms over an 11-year period. He earned his Bachelor of Arts from the University of Tennessee and a Master of Business Administration from the University of South Carolina.

Brad Thomas

Age 59

Executive Vice President, Human Resources and Organizational Development

Since 2014

Mr. Thomas has served as our Executive Vice President, Human Resources and Organizational Development since November 2014. From 2008 to 2014, Mr. Thomas served as Chief Executive Officer of The HR Impact Group, supporting client company efforts to implement strategic business transformations and improve returns from their human resource organizations. These assignments included time as head of human resources for New York Life, Reader’s Digest and Guardian Life Insurance Corporation. Prior to 2008, Mr. Thomas served as Senior Vice President of Human Resources at Cytyc Corporation. Mr. Thomas has a broad background of global HR leadership experience at Citigroup, PepsiCo, and GE and served as a Captain in the United States Marine Corps. Mr. Thomas has Type 1 Diabetes and took

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an interest in the Company after a very positive experience using the Omnipod System to help manage his diabetes over the last several years. Mr. Thomas is a graduate of the GE Human Resource Leadership Program, holds a Bachelor of Science in Business Administration from Villanova University and a Master of Business Administration from Virginia Polytechnic Institute.

NON-EMPLOYEE DIRECTORS

Sally Crawford

Age 63

Director Since 2008

Committees: Compensation (Chair) and Nominating,

Governance and Risk

Class I Nominee for Election at Annual Meeting

Ms. Crawford has served on our Board of Directors since 2008 and served as our Lead Independent Director from May 2009 to May 2013. Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly-held managed care organization from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. She serves on the Board of Directors of Hologic, Inc., Universal American Corp. and Prolacta Bioscience Inc. She also served on the Board of Directors of Exact Sciences Corporation from 1999 to 2015, Zalicus Inc. from 2007 to 2014, Chittenden Corporation from 1998 to 2008, and Cytyc Corporation (which merged with Hologic, Inc. in October 2007) from 1998 to 2007. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University. Ms. Crawford brings experience as a board and committee member of public companies, a detailed understanding of the healthcare and managed care industries, which are directly relevant to our business, and the practical knowledge gained in her previous role as chief operating officer of a publicly-held managed care organization.

John A. Fallon, M.D.

Age 69

Director Since 2012

Committees: Nominating, Governance and Risk (Chair)

Dr. Fallon has served on our Board of Directors since October 2012 and was our Lead Independent Director from February 2015 to August 2016. He also serves on the Board of Directors of AMAG Pharmaceuticals, Collegium Pharmaceutical, Inc., and Exact Sciences Corporation. From 2004 through 2015, Dr. Fallon served as the Chief Physician Executive and Senior Vice President of Blue Cross Blue Shield of Massachusetts. From 2000 to 2004, he held the position of Chief Executive Officer for Clinical Affairs at the State University of New York Medical Center. In 1995, Dr. Fallon became a founding Trustee of Partners Community HealthCare Inc. (“PCHI”), the Physician Network for Partners HealthCare System founded by The Massachusetts General Hospital and The Brigham and Women’s Hospital, and in 1998 he went on to become Chairman of PCHI. Dr. Fallon also served as Founder, President and Chief Executive Officer of North Shore Health System, Chief Medical Executive, and later, Chief Executive Officer of Charter Professional Services Corporation, and first Chief Medical Officer for North Shore Medical Center. Dr. Fallon was a practicing internal medicine physician for more than 25 years and has served on multiple healthcare boards and committees, including Temple University School of Medicine Board of Advisors, Editorial Board of American Journal of Medical Quality, and the Alliance for Health Care Improvement Board. He holds a Bachelor of Arts in Chemistry from College of the Holy Cross, a Doctor of Medicine from Tufts University School of Medicine, and a Master of Business Administration from University of South Florida. Dr. Fallon brings over 35 years of experience as a practicing physician and senior executive, and participation on numerous medical boards and committees in the health care industry.

Jessica Hopfield, Ph.D.

Lead Independent Director

Age 52

Director Since 2015

Committees: Audit

Dr. Hopfield has served on our Board of Directors since July 2015 and as our Lead Independent Director since August 2016. In October 2015, Dr. Hopfield was appointed, and currently serves, as Chairperson of the Board of Trustees of the Joslin Diabetes Center and she serves as an independent Director of rEVO Biologics, Inc. From 2013 to October 2015, Dr. Hopfield served as the Vice Chair of the Board of Trustees of the Joslin Diabetes Center. Dr. Hopfield is a distinguished healthcare executive and diabetes expert with over two decades of experience in the medical and healthcare fields. She is a strategic advisor and investor in start-up healthcare firms seeking to commercialize innovative intellectual property. From 1995 to 2009, Dr. Hopfield was a Partner of McKinsey & Company in their global pharmaceuticals and medical devices practice and she served clients across pharmaceutical, biotech, medical device and consumer industries with a focus on strategy, R&D management and marketing. Dr. Hopfield also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a Bachelor of Science from Yale College, a Master of Business Administration from Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield brings proven experience in the diabetes field, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries.

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David Lemoine

Age 69

Director Since 2016

Committees: Audit (Chair)

Mr. Lemoine has served on our Board of Directors since February 2016. He also serves on the Board of Directors of The L.S. Starrett Company. From 1985 until his retirement in 2010, Mr. Lemoine held the position of Audit Partner at Deloitte & Touche LLP, a public accounting firm. From 1995 to 2000, he served as Deloitte’s Boston office Audit Partner-in-Charge. From 1985 to 1995, Mr. Lemoine served as Deloitte’s Managing Partner of their Worcester, Massachusetts location. From 1980 to 1985, he was Senior Vice President, Finance and Administration at Briox Technologies, Inc., a medical equipment manufacturer of home healthcare durable medical equipment. Mr. Lemoine was an Adjunct Professor at Boston College’s Carroll School of Management from 2008 to 2014, where he taught courses in Ethics and Accounting. He earned a Bachelor of Arts in Economics from Boston College and a Master of Science in Accounting from Northeastern University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accounts and the Massachusetts Society of CPAs. Mr. Lemoine has over 40 years of audit and finance experience and a deep knowledge of accounting, financial reporting and internal controls across a broad array of industries, including manufacturing, biotechnology, pharmaceutical, technology, and healthcare. Mr. Lemoine qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

Timothy J. Scannell

Age 52

Director Since 2014

Committees: Compensation

Mr. Scannell has served on our Board of Directors since August 2014. Since 2009, Mr. Scannell has served as Group President of Medsurg & Neurotechnology at Stryker Corporation, a global leader in the medical technology industry, and oversees six of Stryker’s operating divisions in his role, including Instruments, Medical, Endoscopy, Neurovascular, CMF, and Sustainability Solutions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker Corporation, including a range of sales and marketing leadership roles, Vice President and General Manager of its Biotech division and President of its Spine business. Mr. Scannell holds Bachelor of Science in Business Administration and a Master of Business Administration from the University of Notre Dame. Mr. Scannell brings extensive strategic, organizational, and operational skills and experience.

Regina Sommer

Age 59

Director Since 2008

Committees: Audit and Nominating, Governance and Risk

Class I Nominee for Election at Annual Meeting

Ms. Sommer has served on our Board of Directors since 2008 and was our Nominating, Governance and Risk Committee Chair from May 2011 to January 2017. From 2002 to 2005, she served as the Vice President and Chief Financial Officer of Netegrity, Inc., which was acquired by Computer Associates Inc. in November 2004. From 1999 to 2001, she served as the Vice President and Chief Financial Officer of Revenio, Inc. From 1995 to 1999, she served as Senior Vice President and Chief Financial Officer of Open Market, Inc., and from 1989 to 1994, she served as the Vice President of Finance at The Olsten Corporation. From 1980 to 1989 she also worked at Price Waterhouse, a public accounting firm (which later merged with Coopers & Lybrand to become PricewaterhouseCoopers LLP). Ms. Sommer serves on the Board of Directors of WEX INC. Ms. Sommer also served on the Board of Directors of ING Direct from 2008 to 2012, and Soundbite Communications, Inc. from 2006 to 2012. Ms. Sommer earned a Bachelor of Arts from the College of the Holy Cross. Ms. Sommer brings more than twenty-five years of experience in technology, professional services and public accounting, as well experience managing business operations through periods of rapid growth. She also qualifies as an “audit committee financial expert” under the rules of the SEC.

Joseph Zakrzewski

Age 54

Director Since 2008

Committees: Audit and Compensation

Class I Nominee for Election at Annual Meeting

Mr. Zakrzewski has served on our Board of Directors since 2008. He currently serves as Chairman of the Board of Directors of Onxeo S.A., a public company specializing in the development of orphan oncology drugs. He also serves on the Board of Directors of Acceleron Pharma, Inc., a clinical stage biopharmaceutical company, and Amarin Corporation, a biopharmaceutical company, and he serves on the Board of Directors of several privately held corporations. Mr. Zakrzewski served as Amarin Corporation’s Executive Chairman of the Board of Directors from January 2010 to December 2013, and as its Chief Executive Officer from November 2010 to December 2013. From 2010 to 2011, Mr. Zakrzewski served as a Venture Partner with Orbimed Advisors LLC, the world’s largest healthcare-dedicated investment firm. From 2007 to 2010, he served as Chairman of the Board of Directors, President and Chief Executive Officer of Xcellerex Inc., a privately-held company focusing on commercializing its proprietary, next-generation manufacturing technology for biotherapeutics and vaccines. From 2005 to 2007, He served as the Chief Operating Officer of Reliant Pharmaceuticals, Inc. From 1988 to 2005, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company, including as Vice President, Corporate Business Development, from 2003 to 2005. From 2014 to 2015, Mr. Zakrzewski served on the Board of Directors of LipoScience, Inc., a diagnostics company focused in the areas of lipoproteins and small molecule metabolites. Mr. Zakrzewski earned a Bachelor of Science in Chemical Engineering and a Master of Science in Biochemical Engineering from Drexel University, and a Master of Business Administration from Indiana University. Mr. Zakrzewski brings extensive boardroom experience, operational experience as a Chief Executive Officer, and prior experience in the pharmaceutical industry.

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Governance of the Company

Board of Directors

The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Board of Directors currently consists of eight members. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating, Governance and Risk Committee. Each committee has a charter that has been approved by the Board of Directors. These charters are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Each committee reviews the appropriateness of its charter at least annually. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The members of the Company’s Board of Directors possess a wealth of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Governance Committee in recommending qualified Director nominees is described below under “Policies Governing Director Nominations.” While the Governance Committee does not have a formal policy with respect to diversity, the Company, the Board of Directors and the Governance Committee believe that it is essential to have diversity on the Board of Directors. As a result, the Board of Directors and the Governance Committee may, and do, consider the diversity of background and experience of a Director nominee, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience for the needs of the Company’s business.

INDEPENDENCE OF MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors and the Governance Committee have determined that each of the Company’s non-employee Directors (Sally Crawford, John A. Fallon, M.D., Jessica Hopfield, Ph.D., David Lemoine, Timothy J. Scannell, Regina Sommer and Joseph Zakrzewski) are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”).

BOARD LEADERSHIP STRUCTURE

The Board has designated Dr. Hopfield to serve as the Company’s Lead Independent Director. The Lead Independent Director is responsible for, among other things, coordinating with the Chairman of the Board and CEO on the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board of Directors, acting as the principal liaison between the independent Directors and management, and serving as the focal point for stockholder requests addressed to the independent Directors. The Board of Directors believes that having a Lead Independent Director ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Company has designated Patrick J. Sullivan to serve as the Company’s Chairman of the Board. Pursuant to the Company’s By-Laws and Corporate Governance Guidelines, the Chairman of the Board is responsible for, among other things, presiding at annual and special meetings of the stockholders, receiving Board member resignation letters (except in the event of resignation under the Company’s majority voting policy, in which case resignation is given to the Lead Independent Director), calling special meetings, presiding at Board meetings, and executing certain contracts and/or instruments. The Board of Directors believes that the changes to the Board leadership structure enhance the relationship between the Company’s management team and the Board, promote Board effectiveness and efficiency, and support the CEO in driving the Company’s growth and objectives.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Non-employee members of the Board of Directors meet without the employee Director(s) of the Company following most regularly scheduled in-person meetings of the Board of Directors and occasionally at specially called meetings arranged by the Lead Independent Director. These executive sessions include only those Directors who meet the independence requirements promulgated by NASDAQ, and Dr. Hopfield, as Lead Independent Director, is responsible for chairing these executive sessions.

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MEETING ATTENDANCE

The Board of Directors met eight times during the fiscal year ended December 31, 2016, and took action by unanimous written consent eight times. In addition, the independent directors met five times in executive session during the fiscal year ended December 31, 2016. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2016.

The Company’s policy is that all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held in 2016.

RISK OVERSIGHT

The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

CURRENT AUDIT COMMITTEE

Members: David Lemoine (Chair), Jessica Hopfield, Ph.D., Regina Sommer and Joseph Zakrzewski

Roles and Responsibilities

The purpose of the Audit Committee is to, among other functions,

•	oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and,

•	prepare the Audit Committee Report for inclusion in this and subsequent Proxy Statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee meets the independence and other requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that David Lemoine and Regina Sommer each qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee met ten times during 2016, and took action by unanimous written consent one time. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed by the Audit Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

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CURRENT COMPENSATION COMMITTEE

Members: Sally Crawford (Chair), Timothy J. Scannell and Joseph Zakrzewski

Roles and Responsibilities

The purpose of the Compensation Committee is to, among other functions,

•	discharge the Board of Directors’ responsibilities relating to compensation of the Company’s Directors and executive officers;

•	oversee the Company’s overall compensation programs; and,

•	prepare the Compensation Committee Report required to be included in this and subsequent Proxy Statements.

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by NASDAQ. See the section entitled “Compensation Decision Making Process” for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met eight times during 2016, and took action by unanimous written consent five times. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviewed by the Compensation Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

During 2016, Ms. Crawford, Mr. Scannell and Mr. Zakrzewski served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2016, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or, (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

CURRENT NOMINATING, GOVERNANCE AND RISK COMMITTEE

Members: John A. Fallon, M.D. (Chair), Sally Crawford and Regina Sommer

Roles and Responsibilities

The purpose of the Nominating, Governance and Risk Committee is to, among other functions,

•	identify individuals qualified to become Board members;

•	recommend that the Board of Directors selects the Director nominees for election at each annual meeting of stockholders;

•	periodically review and recommend to the Board of Directors any changes to its Corporate Governance Guidelines; and,

•	discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

The Committee was previously known as the Nominating and Corporate Governance Committee.

The Board of Directors has determined that each member of the Nominating, Governance and Risk Committee meets the independence requirements promulgated by NASDAQ.

The Nominating, Governance and Risk Committee met eight times during 2016 and took action by unanimous written consent two times. The Nominating, Governance and Risk Committee operates under a written charter adopted by the Board of Directors and reviewed by the Nominating, Governance and Risk Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating, Governance and Risk Committee will consider Director nominees recommended by stockholders. For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

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Policies Governing Director Nominations

MAJORITY VOTING POLICY FOR UNCONTESTED DIRECTOR ELECTIONS

The Company’s By-Laws provide for plurality voting in Director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of Directors, any nominee for Director who receives a greater number of “withhold” votes than votes “for” his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Lead Independent Director for consideration by the Governance Committee.

Any resignation tendered pursuant to the majority voting policy shall be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the stockholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.

The Governance Committee will consider such tendered resignation and, within 30 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation:

•	the stated and perceived reasons why stockholders withheld votes for election from such Director, in part as reflected in the reports issued by proxy advisory firms;

•	the length of service and qualifications of such Director;

•	the Director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits;

•	the overall composition of the Board and the Committees of the Board on which the Director sits;

•	whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements; and,

•	whether acceptance of the resignation is in the best interest of the Company and its stockholders.

The Board will take formal action on the Governance Committee’s recommendation no later than 60 days following the date of the stockholders’ meeting at which the election occurred. In considering the Governance Committee’s recommendation, the Board will consider the information and factors considered by the Governance Committee and such additional information and factors as the Board deems relevant.

Within four business days following the Board’s decision on the Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent Directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Governance Committee.

DIRECTOR QUALIFICATIONS

The Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Governance Committee must be satisfied that each committee-recommended nominee shall have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing Directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all stockholders to the Board and management.

In addition to these minimum qualifications, the Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by NASDAQ, that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, that the Audit Committee, the Compensation Committee and the Governance Committee each shall be comprised entirely of independent Directors, and that each member of the Audit Committee is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Governance Committee may deem appropriate for the overall structure and composition of the Board of Directors, the Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

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PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

The Board of Directors is responsible for approving nominees to the Board. Generally, the Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board of Directors, stockholders or through such other methods as the Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Governance Committee will assess whether the candidates meet all of the minimum qualifications for Director nominees established by the Governance Committee. The Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Governance Committee deems to be helpful in the evaluation process. The Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.

PROCEDURES FOR RECOMMENDATION OF DIRECTOR NOMINEES BY STOCKHOLDERS

The Governance Committee will consider Director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Governance Committee for Director nominee candidates, must follow the following procedures:

1)	The Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. All recommendations for nomination must be in writing and include the following:

•	name and address of record of the stockholder;

•	representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) (2) of the Securities Exchange Act of 1934, as amended;

•	name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate;

•	description of the qualifications and background of the proposed Director candidate which addresses the minimum qualifications and other criteria approved by the Governance Committee from time to time and set forth in the Nominating, Governance and Risk Committee charter;

•	description of all arrangements or understandings between the stockholder and the proposed Director candidate;

•	consent of the proposed Director candidate (i) to be named in the Proxy Statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a Director if elected at such annual meeting; and,

•	other information regarding the proposed Director candidate that is required to be included in a Proxy Statement filed pursuant to SEC rules.

2)	Nominations must be sent to the attention of the Secretary and General Counsel of the Company by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: Secretary and General Counsel

The Secretary and General Counsel of the Company will promptly forward any such nominations to the Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate must comply with the following minimum procedural requirements:

•	the candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and,

•	the candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Governance Committee receives the nomination of a candidate, and the candidate has complied with the minimum procedural requirements set forth above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. These procedures for recommending a Director nominee to the Governance Committee are subject to the applicable provisions of the Company’s By-Laws, which are described in the “Stockholder Proposals” section of this Proxy Statement.

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Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors provides every stockholder with the ability to communicate with the Board of Directors as a whole and with individual Directors on the Board of Directors through an established process for stockholder communication as follows:

For stockholder communications directed to the Board of Directors as a whole, stockholders may send such communications to the attention of the Secretary and General Counsel by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: Secretary and General Counsel

For stockholder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, stockholders may send such communications to the attention of the individual Director by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: [Name of the Director]

The Company will forward any such stockholder communication to the Chairman of the Board of Directors or to the Director to whom the communication is addressed, on a periodic basis. Such communications will be forwarded by certified U.S. mail, courier, expedited delivery service, or secure electronic transmission.

Policy Governing Stock Ownership

The Board of Directors has adopted a policy recommending all Directors and executive officers own a significant equity interest in the Company’s common stock, subject to a phase-in period. The policy advises that Directors should own Company common stock with a value at least equal to three times their annual retainer. The Board recommends the CEO owns Company common stock with a value at least equal to three times his base salary, and the other executives own Company common stock with a value equal to their base salaries. Subject to the phase-in requirements, all of the Directors and executive officers are in compliance with this policy. Further information regarding this policy can be found on page 31 of the Compensation Discussion and Analysis portion of this Proxy Statement.

Policy Banning Hedging and Pledging

The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:

•	engaging in any short sales of the Company’s securities;

•	buying or selling puts, calls or other derivative securities relating to any of the Company’s securities;

•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities; or,

•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Compensation Committee.

Policy for Recoupment of Incentive Compensation

The Board of Directors has adopted a policy that provides that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of any executive officer of the Company (a “Covered Officer”), then the Compensation Committee may require any Covered Officer to repay to the Company that part of the cash bonus and long-term equity incentive compensation (“Incentive Compensation”) received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement.

The Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from any individual Covered Officer (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment.

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Evaluation Program of the Board of Directors and its Committees

In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors, and each committee thereof, evaluate a number of competencies, including, but not limited to, its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

Policy Regarding Changes in Position

The Board has adopted a policy that requires the Directors to notify the Governance Committee of any change in employment, election as a director of another company, assignment to the audit committee of another company or cessation of service as a director of another company. Upon notification to the Governance Committee, the Governance Committee and the Board will take such action as each deems necessary in connection with such changes in an effort to maintain a Board that consists of members whose present and past business experience, qualifications, attributes and skills satisfy the qualifications for Directors as determined by the Governance Committee.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Exchange Act”), that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary and General Counsel. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

Related Party Transactions

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions.

The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

TRANSACTIONS WITH RELATED PERSONS

There were no related party transactions in the fiscal year ended December 31, 2016.

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Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying notes provide information about the beneficial ownership of Insulet common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of Insulet common stock, (ii) each of our NEOs (listed in the Summary Compensation Table), (iii) each of our Directors and nominees for Director, and, (iv) all of our Directors and NEOs as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of Insulet common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 57,879,181 shares of the Company’s common stock outstanding as of March 24, 2017.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Named Executive Officers (as of March 24, 2017)		%
Patrick J. Sullivan(2)	993,038	1.7
Charles Alpuche(3)	23,768	*
Michael L. Levitz(4)	63,855	*
Shacey Petrovic(5)	94,510	*
Brad Thomas(6)	78,448	*
Directors (as of March 24, 2017)
Sally Crawford(7)	44,216	*
John A. Fallon, M.D.(8)	57,216	*
Jessica Hopfield, Ph.D.(9)	18,893	*
David Lemoine(10)	15,344	–
Timothy J. Scannell(11)	24,946	*
Regina Sommer(12)	36,697	*
Joseph Zakrzewski(13)	44,216	*
All Directors and executive officers as a group (12 persons)(14)	1,495,147	2.6
More Than 5% Holders (as of December 31, 2016)		%
BlackRock, Inc.(15)	4,385,632	7.6
Capital Research Global Investors(16)	5,411,633	9.4
FMR LLC(17)	8,613,906	14.99
PRIMECAP Management Company(18)	5,179,272	9.01
The Vanguard Group, Inc.(19)	4,372,382	7.61
Wellington Management Group LLP(20)	6,084,784	10.6
*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of each stockholder is c/o Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821.
(2)	Includes 771,707 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 15,216 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 24, 2017.
(3)	Includes 13,671 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 0 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 24, 2017.
(4)	Includes 36,422 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 14,343 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 24, 2017.
(5)	Includes 59,539 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 2,271 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 24, 2017.
(6)	Includes 43,431 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days of March 24, 2017 and 2,271 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 24, 2017.
(7)	Includes 23,378 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 20,838 shares of the Company’s common stock beneficially owned by Ms. Crawford.
(8)	Includes 42,378 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 14,838 shares of the Company’s common stock beneficially owned by Dr. Fallon.
(9)	Includes 9,049 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 9,844 shares of the Company’s common stock beneficially owned by Dr. Hopfield.
(10)	Includes 9,611 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 5,733 shares of the Company’s common stock beneficially owned by Mr. Lemoine.
(11)	Includes 12,318 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 12,628 shares of the Company’s common stock beneficially owned by Mr. Scannell.

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(12)	Includes 17,378 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 19,319 shares of the Company’s common stock beneficially owned by Ms. Sommer.
(13)	Includes 17,378 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and 26,838 shares of the Company’s common stock beneficially owned by Mr. Zakrzewski.
(14)	Includes an aggregate of 1,056,260 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 24, 2017, and an aggregate of 69,816 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 24, 2017. See also notes (2) - (13) above.
(15)	Information regarding BlackRock, Inc. is based solely upon Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 25, 2017. Amendment No. 5 to Schedule 13G provides that as of December 31, 2016, BlackRock, Inc. has sole voting power with respect to 4,234,167 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 4,385,632 shares of the Company’s common stock and no shared dispositive power. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(16)	Information regarding Capital Research Global Investors is based solely upon Amendment No. 1 to Schedule 13G filed by Capital Research Global Investors with the SEC on February 13, 2017. Amendment No. 1 to Schedule 13G provides that as of December 30, 2016, Capital Research Global Investors has sole voting power with respect to 5,411,633 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 5,411,633 shares of the Company’s common stock and no shared dispositive power. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.
(17)	Information regarding FMR LLC and Abigail P. Johnson is based solely upon Amendment No. 1 to Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson (collectively, “Fidelity”) with the Securities and Exchange Commission on February 14, 2017. Amendment No. 1 to Schedule 13G provides that as of December 30, 2016, Fidelity, together with certain of its subsidiaries and affiliates, is the beneficial owner of 8,613,906 shares of the Company’s Common Stock. Members of the Johnson family, including Abigail P. Johnson, Director, Chairman, and Chief Executive Officer of FMR, LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Amendment No. 1 to Schedule 13G provides that as of December 30, 2016, FMR LLC and Abigail P. Johnson have sole voting power with respect to 974,642 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 8,613,906 shares of the Company’s common stock and no shared dispositive power. Neither FMR LLC, nor Abigail P. Johnson, has the sole power to vote or direct the voting of the shares owned directly by the various Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(18)	Information regarding PRIMECAP Management Company is based solely upon Amendment No. 2 to Schedule 13G filed by PRIMECAP Management Company with the SEC on February 9, 2017. Amendment No. 2 to Schedule 13G provides that as of December 31, 2016, PRIMECAP Management Company has sole voting power with respect to 4,787,377 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 5,179,272 shares of the Company’s common stock and no shared dispositive power. The address for PRIMECAP Management Company is 177 E. Colorado Boulevard, 11th Floor, Pasadena, CA 91105.
(19)	Information regarding The Vanguard Group, Inc. is based solely upon Amendment No. 4 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2017. Amendment No. 4 to Schedule 13G provides that as of December 31, 2016,The Vanguard Group, Inc. has sole voting power with respect to 114,245 shares of the Company’s common stock and shared voting power with respect to 8,144 shares of the Company’s common stock and sole dispositive power with respect to 4,252,849 shares of the Company’s common stock and shared dispositive power with respect to 119,533 shares of the Company’s common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(20)	Information regarding Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is based solely upon Amendment No. 6 to Schedule 13G jointly filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington Management”) with the SEC on February 9, 2017. Amendment No. 6 to Schedule 13G provides that as of December 30, 2016, Wellington Management, together with certain of its subsidiaries and affiliates, is the beneficial owner of 6,084,784 shares of the Company’s common stock. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP are investment advisors. Amendment No. 6 to Schedule 13G provides that as of December 30, 2016, Wellington Management Group LLP has no sole voting power and shared voting power with respect to 4,131,768 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 6,084,784 shares of the Company’s common stock; Wellington Group Holdings LLP has no sole voting power and shared voting power with respect to 4,131,768 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 6,084,784 shares of the Company’s common stock; Wellington Investment Advisors Holdings LLP has no sole voting power and shared voting power with respect to 4,131,768 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 6,084,784 shares of the Company’s common stock; and Wellington Management Company LLP has no sole voting power and shared voting power with respect to 4,129,361 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 5,917,477 shares of the Company’s common stock;. The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it from January 1, 2016 to the present, the Company believes that no Reporting Person filed a late report during the most recent fiscal year.

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Compensation Discussion and Analysis

Our Compensation Discussion and Analysis (“CD&A”) covers the following topics in detail, with the goal of providing stockholders with a complete understanding of our executive compensation program, process, and associated decisions related to fiscal year 2016.

Executive Summary

NAMED EXECUTIVE OFFICERS

In accordance with SEC disclosure requirements, the Company’s NEOs as of December 31, 2016 were:

NEO and Title – As of December 31, 2016		Hire Date
Patrick J. Sullivan	Chairman of the Board and Chief Executive Officer	September 17, 2014
Michael L. Levitz	Senior Vice President, Chief Financial Officer and Treasurer	May 4, 2015
Shacey Petrovic	President and Chief Operating Officer	February 9, 2015
Charles Alpuche(1)	Senior Vice President, Global Manufacturing and Operations	February 3, 2016
Brad Thomas	Executive Vice President, Human Resources and Organizational Development	November 5, 2014
(1)	Mr. Alpuche was promoted to Executive Vice President, Global Manufacturing and Operations in February, 2017.

2016 SUMMARY OF BUSINESS HIGHLIGHTS

2016 was a year of outstanding performance and major accomplishments at Insulet®, putting the Company in a strong position for long-term sustainable and profitable growth and increased stockholder value.

We focused on the three key areas below to deliver outstanding results in 2016 and for the long-term:

Commercial Execution		Profitability and Operating Effectiveness	Building for Long-Term Growth

• Revenue growth of 39% over 2015, with significant growth across all product lines:

•

Gross margin of 57.5%, up 700 basis points from 50.5% in 2015

•

Margin expansion driven by significant enhancements in quality and efficiency of manufacturing and supply chain operations

•

Divestiture of Neighborhood Diabetes distribution business to focus on higher growth and more profitable Omnipod and Drug Delivery businesses

•

Compelling clinical data demonstrating the clinical and quality of life benefits associated with Omnipod

•

Significant progress on innovation and product development projects

•

Expanded market access and Omnipod coverage enabling new customers to get on Omnipod

– U.S. Omnipod	21%
– International Omnipod	78%
– Drug Delivery	92%
• More than 25% increase in worldwide Omnipod installed base over 2015

Highly Talented and Experienced Leadership Team

The foundation of our outstanding results across all functions in 2016 was our leadership team. We further enhanced the team in 2016 by continuing to recruit highly experienced talent focused on realizing our significant market opportunity and driving long-term sustainable and profitable growth. A selection of the key leadership roles filled in 2016 includes:

•	Senior Vice President, Global Manufacturing and Operations

•	Senior Vice President, Advanced Technology and Engineering

•	Vice President and Medical Director

We select leaders with the fundamental belief that high-caliber talent has a profound impact on business results. The following page, “2016 Detailed Business Highlights” describes in greater detail the 2016 accomplishments demonstrating the direct impact of the leadership team on business results.

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2016 DETAILED BUSINESS HIGHLIGHTS

Building for Long-Term Stockholder Value Creation: The following highlights the Company’s key achievements in 2016. It was a year of strong execution in alignment with our strategic plan, building on revenue and profitable growth to deliver long-term value to our stockholders.

Revenue and Gross Margin Results:

Full-year revenue was $367 million, a 39% increase over 2015. Full-year gross margin increased 700 basis points to 57.5% from 50.5% in 2015.

Select Strategic Achievements:

Commercial Execution and Growth:

Achieved year-over-year revenue growth across all product lines:

• • •	U.S. Omnipod International Omnipod Drug Delivery	21% 78% 92%
Introduced our new data management system, “Insulet Provided Glooko”, which is now used by over 30,000 customers in the U.S., providing both customers and healthcare providers with an enhanced diabetes management platform

Amgen reported that their Neulasta® (pegfilgrastim) Onpro™ kit, which includes a device we supply based on our Omnipod technology, continues to gain adoption in the marketplace just two years after product launch and represented approximately 50% of the U.S. Neulasta® business, as of the fourth quarter of 2016, as compared to approximately 25% at the end of 2015

Demonstrated Omnipod’s positive impact on patients through robust clinical data – three publications in peer-reviewed scientific journals demonstrating the clinical and quality of life benefits associated with Omnipod

Added 15 million covered lives in 2016 through Medicaid and Managed Medicaid plans across the United States

Introduced Omnipod in new international markets and saw continued strong adoption across Europe

Operating Efficiencies:

Achieved gross margin of 57.5%, up 700 basis points from 50.5% in 2015, while continuing to invest in our business to drive long-term sustainable growth and profitability

Made significant improvements in worldwide operations and manufacturing capabilities in 2016, driven by the recruitment of a highly experienced leadership team across all functions

Achieved approximately 15% savings in Omnipod costs through operational efficiencies, manufacturing approximately 65% more Omnipods than in 2015, with 20% fewer headcount and a 50% reduction in waste

Invested significantly in improvements in manufacturing supply chain to provide for redundancy and reduced costs

Announced the plan to establish a highly automated manufacturing operation in the United States (Acton, Massachusetts), expected to be operational in 2019

Completed private placement of $345.0 million in principal amount of 1.25% convertible notes due in 2021 for the repurchase of a majority of the existing 2% convertible notes and investment in manufacturing and supply chain operations

Completed divestiture of Neighborhood Diabetes distribution business to focus on higher growth and more profitable Omnipod and Drug Delivery businesses

Innovation:

Announced development agreement with Eli Lilly and Company to develop a new version of our Omnipod insulin delivery system, specifically designed to deliver Lilly’s Humalog® 200 units/mL insulin, a concentrated form of insulin lispro used by higher insulin-requiring patients that provides the same dose of insulin in half the volume of Lilly’s Humalog® U100 insulin

Enhanced our research and development function with the creation of our innovation Center in San Diego, California, driving significant progress on our innovation roadmap projects, including:

•	Omnipod Dash™ – our Bluetooth connected platform to provide our customers with a modern intuitive touchscreen PDM and more data and functionality on their mobile phone

•	Omnipod Horizon™ Automated Glucose Control System – incorporates CGM data from Dexcom’s G5 and, in the future, G6 sensors to automate insulin delivery, reduce burden for our customers, and deliver the first on-body hybrid closed loop system

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SUMMARY OF RESULTING 2016 INCENTIVE COMPENSATION ACHIEVEMENT

Our 2016 incentive compensation program metrics were aligned with our business strategy and focused on continuing commercial growth and progressing towards profitability. The business results described on the previous page drove the results of the corporate financial component of our 2016 annual cash performance incentive plan, which comprises 80% of the total payout for NEOs and was based on 2016 revenue and adjusted earnings before interest and taxes (“EBIT”). The full description of these plans is provided in the section entitled “Compensation Elements and Actions” on pages 26-30.

2016 Annual Cash Performance Incentive Plan	Metric	Weight	Target*	Achievement	*	% of Target Funded
Corporate Financial Component Funding	Revenue	75%	$342.5	$367.0		200%
	Adjusted EBIT	25%	$(32.4)	$(3.5	)**	200%
	Total	100%				200%
*	Dollars in Millions
**	Adjusted EBIT result shown is adjusted based upon exclusion of certain items and events, as approved by the Compensation Committee.

The strategic achievements highlighted on the previous page are incorporated into the individual component (representing 20% of total payout for NEOs) of the annual cash performance incentive plan. The individual component is described on page 28.

STOCKHOLDER OUTREACH

At our 2016 Annual Meeting of Stockholders, we received majority support for our Say on Pay proposal, with 98% of votes cast in favor of the proposal. The Board of Directors and management were extremely pleased with this result, particularly in light of the actions that were initiated in 2015 and have continued since that time to engage with stockholders and respond to feedback on our compensation programs and related disclosures.

During the past two years, the Company has conducted multiple outreach initiatives, each with the goal of understanding investor concerns and preferences regarding Insulet’s executive compensation. Outreach discussions were conducted by management, with participation by the Compensation Committee Chair in certain cases. Management was represented at these meetings by our Executive Vice President, Human Resources and Organizational Development, and, in certain cases, our Vice President, Investor Relations.

During the process, we engaged in discussion with or received feedback from investors representing more than 50% of our outstanding shares. Several stockholders either responded that they did not have any concerns with the Company’s current pay practices or did not respond to our request for a discussion.

Although the feedback from our stockholders over the last two years was not uniform, we identified the primary themes and continued to address them during this time.

Areas of Feedback	Key Messages from Stockholders	Actions Taken
Performance Metrics and Measurement Period	Focus on growth; use of revenue as a driver in incentive compensation is reasonable and appropriate given the Company’s profile

Broaden metrics to reflect pathway to profitability or other key financial performance indicators over time

Extend Performance-based Restricted Stock Unit (PRSU) metrics to reflect long-term performance	Continue to focus on revenue as a key component of our short- and long-term incentive program and have expanded metrics over time

Adjusted EBIT is used as a metric in our short-term incentive plan

		PRSU plan has evolved to extend measurement period and

expand metrics in direct response to stockholder feedback:

•   2015 PRSUs - one-year measurement period, revenue metric

•   2016 PRSUs - two-year measurement period, revenue metric

•   2017 PRSUs - three-year measurement period, revenue and gross profit metrics

CEO New Hire Equity Compensation	CEO new hire equity compensation in 2014 was an outlier when compared to peer/market practices	The new hire equity grant was a one-time event required to induce the CEO to join Insulet; the grant was delivered in stock options and only has value to Mr. Sullivan upon share price appreciation above the grant price

		The CEO’s subsequent annual long-term incentive awards have been within a reasonable range of the market median and have included PRSUs. The grant date fair value of each award since 2014 (including PRSUs, at target) was:
		• 2014 New Hire Award	$11,000,000	100% time-based options
		• 2015 Annual Award	$3,468,600	39% PRSUs
		• 2016 Annual Award	$4,000,000	38% PRSUs
		In 2017, PRSUs account for approximately 50% of the total value of the annual award, an increase over the approximately 40% of the total value of the awards in 2015 and 2016
Clarity of Disclosures	Select sections of the CD&A were unclear Provide greater transparency, including tabular disclosures regarding potential termination and change in control payments	Extensively revised our Proxy Statement, including our CD&A, to reflect investor feedback – supplemented certain narrative descriptions with charts and tabular disclosure for greater transparency

		CD&A highlights pay for performance linkage of business results to pay actions

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KEY COMPENSATION GOVERNANCE ATTRIBUTES

Insulet has a number of compensation governance best practices that have been incorporated over time.

What We Do	What We Don’t Do
Solicit stockholder feedback on our program	No employment agreements below the CEO
Use performance-contingent equity	No excise tax gross up provisions
Use multiple financial and strategic measures to determine incentive payouts	No defined pension benefit programs
Set robust stock ownership guidelines	No executive perquisites
Have “double trigger” change in control benefits	No cash severance in excess of 2x salary and bonus
Maintain a policy on clawbacks	No hedging and pledging of Company securities
Include caps on annual incentive payments
Engage independent advisors
Conduct an annual risk assessment

Compensation Strategy, Philosophy, and Objectives

Compensation Building Blocks: Our compensation strategy supports our overall strategy to deliver value to stockholders
•	Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth
•	Fundamental belief that high-caliber talent has a profound impact on business results
•	Highly competitive compensation needed to induce proven talent to join
•	Significant emphasis on pay for performance, utilizing performance-based variable compensation programs

Philosophically, we believe in a pay for performance compensation model, whereby a vast majority of the compensation provided to our NEOs is performance-based. Although the definition of performance can vary year to year, performance typically reflects a combination of financial, operational, and strategic measures.

We apply this pay for performance philosophy to the overarching objective in our executive compensation program, which is to attract, motivate, and retain talent necessary to successfully execute on our strategic plan.

It is also critically important to align the interests of our executives and stockholders by providing rewards to executives for increasing stockholder value.

We strive to set our overall total target direct compensation at a competitive level. Individual NEOs may be compensated above or below the median of the market based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven executive talent.

Compensation Decision Making Process

A well designed, implemented, and communicated executive compensation program is important to the success of our Company. As such, the Compensation Committee (which may be referred to herein as the “Committee”), with its advisors and management, work closely together throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group has a specific role in the process.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for the oversight of compensation and benefits for our NEOs. All three members of the Compensation Committee are independent. Its primary objective is to design and administer an executive compensation program that is:

•	aligned with our business and leadership strategy;

•	consistent with our compensation strategy, philosophy, and objectives; and,

•	informed by market practices, investor views, and other relevant factors.

The Compensation Committee reviews compensation levels for all NEOs, including our CEO. The Committee also makes all final compensation decisions regarding our NEOs, including our CEO. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

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MANAGEMENT

The CEO provides input and recommendations as to the compensation of NEOs, other than himself, to the Compensation Committee. Where appropriate, the Executive Vice President, Human Resources and Organizational Development, as well as the Chief Financial Officer and General Counsel, will provide information, context, or proposed recommendations regarding program design for the benefit of the Compensation Committee. All final decisions affecting NEO compensation are made by the Compensation Committee, in its sole discretion, and outside of the presence of any impacted NEOs.

INDEPENDENT COMPENSATION CONSULTANT

Our Compensation Committee retains an independent compensation consultant to assist the Committee in its deliberations. The Committee has sole authority to engage and retain the independent consultant, and directly oversees the work performed by, and the compensation of, the consultant.

Pearl Meyer, an independent executive compensation consulting firm, was the Compensation Committee’s independent consultant for 2016. Pearl Meyer’s role was to assist the Compensation Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and commentary with respect to proposed actions or changes.

MARKET FACTORS CONSIDERED

Peer Group

Pearl Meyer was engaged by the Compensation Committee to develop a group of peer companies for use as a point of comparison in benchmarking compensation for executive positions. Data compiled from this peer group was used as a point of information by the Committee to assist it in establishing, assessing, and maintaining target executive compensation levels.

Companies included in the peer group were identified and recommended by Pearl Meyer based on quantitative and qualitative factors, including industry comparability, annual revenue, market capitalization, number of employees, business focus and corporate strategy, as well as overlap with companies where Insulet was identified as a component company in their executive compensation peer group(s). The size criteria used in the Pearl Meyer review were approximately 0.5 times to 2.5 times Insulet’s revenue and 0.33 times to 3.0 times Insulet’s market capitalization.

We consider these companies to be peers of the Company solely for executive compensation comparison purposes for 2016.

2016 Peer Group*
Abaxis, Inc.	Greatbatch, Inc. (now Integer Holdings Corporation)
ABIOMED, Inc.	Haemonetics Corporation
Align Technology, Inc.	Heartware International, Inc.
Analogic Corporation	ICU Medical, Inc.
Cantel Medical Corporation	Masimo Corporation
CONMED Corporation	Natus Medical, Inc.
DexCom, Inc.	NuVasive, Inc.
Endologix, Inc.	Nxstage Medical, Inc.
Genomic Health, Inc.	Wright Medical Group N.V.
Globus Medical, Inc.

*	Changes from the 2015 peer group were the removal of ArthoCare Corporation, Cyberonics, Inc., Thoratec Corporation, and Volcano Corporation due to significant merger and acquisition activity underway at each organization, and the addition of Abaxis, Inc., Analogic Corporation, CONMED Corporation, and Greatbatch, Inc. based on the profile of those companies relative to the peer selection criteria.

2017 Peer Group

At the end of 2016, Pearl Meyer completed an analysis of the peer companies to recommend to the Committee the appropriate peers for 2017. One peer company, Greatbatch, Inc. (now Integer Holdings Corporation) was recommended for deletion from the peer group based upon acquisition activity that made its business model and combined revenue dissimilar to Insulet’s. Upon review of other companies, Pearl Meyer did not identify any other appropriate peers for inclusion in 2017. The Committee made the determination to delete Greatbatch, Inc., from the group and made no additions to the group for 2017.

Benchmarking

To supplement peer company data where sufficient peer level information is not available, the Committee uses data from Aon Hewitt’s Radford suite of surveys, which include compensation data from medical technology and life sciences companies. Pearl Meyer, where applicable, used data specific to Insulet in terms of industry, size, or geographic location when providing compensation benchmarking reports to the Committee.

The Committee reviews compensation with the independent consultant on an ongoing basis. Historically, each year the Committee has reviewed a comprehensive annual competitive assessment prepared by the consultant. In 2016, the Committee reviewed an analysis conducted by Pearl Meyer, covering the competitiveness of base salaries, target

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bonuses, and long-term incentives. The analysis found that Mr. Sullivan’s base salary and target total cash compensation were both within 5% of the market median, and that the other NEOs employed at the time were positioned within 15% of the market median on average for base salaries and targeted total cash compensation, with variation by NEO. The study was also used as a reference point to determine each NEO’s 2016 annual long-term incentive award, which were deemed to be within competitive market norms on average.In addition, for prospective new hire candidates, the Committee reviews data and information from the same benchmarking sources and uses that information as a factor in the development of candidate compensation offers. For 2016, Mr. Alpuche’s compensation was set at a rate consistent with other comparable executives at comparable companies. His new hire long-term incentive award was based on market reference data and internal equity with other recent executive hires.

INTERNAL FACTORS CONSIDERED

In arriving at its decisions, the Compensation Committee takes into account the market data discussed above, as well as several internal factors. Such factors are:

•	our compensation strategy, philosophy, and core objectives;

•	criticality of position;

•	current and past compensation levels of NEOs;

•	relative compensation levels across the executive team;

•	existing levels of stock and option ownership;

•	previous grants of stock options, restricted stock units (“RSUs”) and PRSUs and the associated vesting schedules and retentive value; and,

•	individual value factors specific to each NEO, such as experience, performance, demonstrated leadership and specialized expertise, and the ability to advance the organization in alignment with stockholder interests.

Compensation Elements and Actions

Key 2016 and 2017 Compensation Actions
2016

•	Selective adjustments to base salaries based on market position, merit, and promotions/job scope changes

•	2016 PRSUs were restructured to have a two-year measurement period reflecting feedback from stockholder outreach

•	2016 equity mix for new hires and annual grants shifted towards greater use of stock options and PRSUs to reflect growth strategy

•	Adjustment to severance multiple for select NEOs in line with competitive market practice

2017
•	2017 PRSU measurement period has been extended to three years reflecting feedback from stockholder outreach

•	2017 PRSU performance metrics have been expanded to include both cumulative revenue and cumulative gross profit

•	PRSUs represent approximately 50% of CEO’s total annual equity award, an increase from approximately 40% in 2016

COMPENSATION MIX

The Compensation Committee, with assistance from its independent compensation advisors and management, has developed a comprehensive executive compensation program consisting of a number of compensation elements. Each of these elements has a stated purpose and work together to support our compensation philosophy and achieve our pay for performance objectives.

The charts below show the annual total direct compensation (full-year base salary, short-term incentive compensation earned, and long-term incentive compensation received) for our CEO and our other NEOs for 2016. These charts illustrate that a majority of NEO total direct compensation was performance-based and variable:

*	Benefits value is not displayed as it represents less than 2% of total direct compensation in each case above.

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BASE SALARY

Purpose: To provide a fixed compensation amount to each NEO in return for performance of core job responsibilities.

Base salaries are established at the time of hire based on factors described in the compensation decision-making section above. They are then reviewed on an annual basis relative to competitive benchmarking, position scope, performance, and contributions for the prior year.

The annualized 2016 (and 2015, as applicable) base salaries for our NEOs are as follows:

Name	Title	2016 Base Salary(1)	2015 Base Salary	% Change
Patrick J. Sullivan(2)	Chairman of the Board and Chief Executive Officer	$700,000	$650,000	7.7%
Michael L. Levitz	Senior Vice President, Chief Financial Officer and Treasurer	$375,000	$375,000	–
Shacey Petrovic(3)	President and Chief Operating Officer	$500,000	$425,000	17.6%
Charles Alpuche	Senior Vice President, Global Manufacturing and Operations	$340,000	–	–
Brad Thomas	Executive Vice President, Human Resources and Organizational Development	$340,000	$340,000	–
(1)	The “2016 Base Salary” represents the annualized base salary as of the last day of 2016.
(2)	Mr. Sullivan’s base salary was positioned below the peer group median and was increased 7.7% in February, 2016 based upon the Committee’s assessment of the below-median market position as well as Mr. Sullivan’s individual performance and contributions in 2015.
(3)	Ms. Petrovic’s base salary was increased 11.8% in February, 2016 and 5.3% in October, 2016. Both increases were based on promotions to roles with expanded responsibilities, as well as Ms. Petrovic’s individual performance and contributions in 2015 and 2016.

ANNUAL CASH PERFORMANCE INCENTIVE PLAN

Purpose: Reward NEOs for achieving pre-established financial and strategic goals that are critical to short-term success and stockholder value creation over the long-term.

The Annual Cash Performance Incentive Plan offers our NEOs the opportunity to earn a performance-based annual cash award.

•	Target annual award opportunities are expressed as a percentage of base salary and were established based on the NEO’s level of responsibility and his or her ability to impact overall results

•	Actual award payouts depend on the achievement of pre-established performance objectives and can range from 0% to 200% of target award amounts

•	The majority (80%) of the cash award is focused on the achievement of corporate financial results. The Committee also takes into account the individual contributions made by each NEO. The weighting of these financial and individual components are as follows:

Corporate Financial Component (80% Weight)

The financial metrics were selected by the Committee as representative measures of overall corporate performance for the fiscal year. For 2016, the metrics selected were revenue and Adjusted EBIT. These metrics were unchanged from the 2015 plan.

At the beginning of the year, a performance scale was created for each measure, defining threshold, target, exceptional, and maximum levels of achievement, and the associated level of payout for each.

Target performance was set at an achievable level with an expectation of strong performance throughout the year. Threshold, exceptional, and maximum achievement levels are determined in relation to the target and provide correspondingly lesser or greater incentive payments to align with performance and results. This component of the annual incentive was funded at 200% of the target amount. The following table shows each of the financial metrics and their respective weightings and results for fiscal 2016:

Metric (Dollars in Millions)	Weight	Threshold (50% payout)	Target (100% payout)	Exceptional (150% payout)	Maximum (200% payout)	Actual Results	Resulting Funding as % of Target
Revenue	75%	$330.0	$342.5	$354.5	$362.5	$367.0	200%
Adjusted EBIT	25%	$(45)	$(32.4)	$(20)	$(10)	$(3.5)	200%
Total	100%						200%

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For revenue, the target for 2016 represented an increase over both the 2015 incentive target ($247 million, as adjusted from $312.5 million to remove the target for Neighborhood Diabetes, which the Company divested in February, 2016) and 2015 actual results ($263.9 million, as adjusted to remove the results of Neighborhood Diabetes). As described in “2016 Detailed Business Highlights”, the Company delivered outstanding year-over-year revenue growth of 39%, driven by growth across all product lines.

For Adjusted EBIT, the incentive target for 2016 was lower than the 2015 target ($23.8 million) but reflected a year-over-year improvement compared to the 2015 actual EBIT result ($35.3 million).

The 2015 Adjusted EBIT target included the results of Neighborhood Diabetes, as the Company operated in one segment and did not review discrete financial results below a consolidated level. The target for 2016 was aligned with our strategic operating plan, contemplated operational risks and opportunities related to the significant amount of change at the Company during 2015, and reflected a substantial level of investment in our Company to prepare for long-term sustainable and profitable growth. The Company was able to deliver outstanding results in 2016 by aggressively managing risks and exceeding expectation on opportunities, primarily related to significant improvements in our worldwide operations and manufacturing capabilities and improvements in product quality.

Individual Component (20% Weight)

Actual cash awards are also based on the achievement of qualitative management objectives set for each NEO and may range from 0-200% of the target amount for this component. The objectives for each NEO were established based upon the individual’s role and key 2016 priorities for their respective area of management responsibility, with a focus on putting the Company in a strong position for long-term sustainable and profitable growth and increased stockholder value. The Company delivered outstanding performance both financially and operationally in 2016. In addition to exceeding our financial Revenue and Adjusted EBIT targets in the Annual Cash Performance Incentive Plan, all of our NEOs exceeded their targeted individual goals. With respect to Messrs. Levitz, Alpuche, and Thomas, and Ms. Petrovic, the Compensation Committee approved payouts for the individual component of the program at 200% of the target. Mr. Sullivan’s individual performance was determined to be 150% of his target for the individual component. Following is a description of the individual results for each NEO:

Mr. Sullivan’s individual component payout reflected overachievement relating to the goals of developing our manufacturing strategy, advancing key elements of our commercial strategy and enhancing the organization’s quality systems. Mr. Sullivan’s individual goals also included an objective related to securing Medicare reimbursement in 2016, which was not achieved and resulted in no payout for that objective.

Mr. Levitz’s individual component payout reflected overachievement relating to the goals of establishing a clear pathway to profitability, and delivering financial and information technology solutions that enabled the organization to execute on key strategic initiatives.

Ms. Petrovic’s individual component payout reflected overachievement relating to the goals of expanding market access, achievement of product development milestones, and implementing a multi-year worldwide strategic plan for the organization.

Mr. Alpuche’s individual component payout reflected overachievement relating to improving operating capabilities, implementing a new supplier management program, and implementing the strategic plan for worldwide operations and manufacturing.

Mr. Thomas’s individual component payout reflected overachievement relating to executive talent acquisition, development of our corporate mission, vision and values, and the implementation of leadership development and rewards and recognition programs.

The following table summarizes the components of the 2016 cash incentive plan described above, as well as the overall payout results for the current NEOs. Results for our current NEOs were determined by the Compensation Committee in conjunction with the completion of the audit of our 2016 financial statements and assessment of 2016 business results.

			Corporate Performance Component		Individual Performance Component
			Target	Actual				Total
		Target	Payout for	Incentive	Target	Actual	Total	Actual
		Incentive	Corporate	Earned for	Payout for	Incentive	Actual	Incentive
		(Percent	Financial	Corporate	Individual	Earned for	Incentive	Earned %
	Base	of Base	Performance	Financial	Performance	Individual	Award	of Total
Name	Salary	Salary)	(80%)	Performance	(20%)	Performance	Earned	Target
Patrick J. Sullivan	$700,000	100%	$560,000	$1,120,000	$140,000	$210,000	$1,330,000	190%
Michael L. Levitz	$375,000	60%	$180,000	$360,000	$45,000	$90,000	$450,000	200%
Shacey Petrovic	$500,000	80%	$320,000	$640,000	$80,000	$160,000	$800,000	200%
Charles Alpuche	$340,000	60%	$163,200	$326,400	$40,800	$81,600	$408,000	200%
Brad Thomas	$340,000	60%	$163,200	$326,400	$40,800	$81,600	$408,000	200%

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LONG-TERM INCENTIVE COMPENSATION

Purpose: Foster alignment with stockholders and motivate achievement of financial goals that support stockholder value creation.

The Company provides NEOs with the opportunity to receive long-term incentive compensation awards both at the time of hire and on an on-going basis. Awards are granted in various forms depending on the nature of the award.

The form and structure of new hire long-term incentive arrangements are negotiated as part of the hiring process and often take into account lost opportunities for candidates at their then-current employers.

Our annual long-term incentive awards have included stock options, restricted stock units and performance-based restricted stock units. Following is a summary of how we use these different long-term incentive instruments in alignment with our compensation objectives and business strategy:

LTI Instrument	Key Descriptors
Stock Options	Stock options provide direct pay for performance alignment with stockholder value creation. They only have value to the recipient when the share price appreciates and service (vesting) requirements are met. Stock options provide our NEOs with long-term rewards opportunities which are at-risk based on share price performance. They also serve as a retentive tool for the Company based on a vesting period which is typically four years.
RSUs	RSUs provide the Company with a long-term retention tool for executive talent. They only have value to recipients as time-based service restrictions lapse over the award’s vesting period (typically 3 years). RSUs represent less risk to recipients as each vested RSU always has the full value of a share of Insulet’s common stock. Vested RSUs also contribute to our NEOs meeting stock ownership guidelines.
PRSUs	PRSUs have value to recipients only when selected performance measures are met and time-based vesting requirements are satisfied. This directly aligns their delivery with the achievement of financial results that the Company believes will translate into stockholder value over time.

Our annual on-going grants are typically awarded based on a total target value and delivered via a combination of stock options, RSUs, and PRSUs. We consider a number of factors in determining the form, structure, and value of the awards for NEOs including:

•	alignment with the Company’s strategy and business objectives;

•	current equity holdings, including vested and unvested awards and their respective value;

•	market data regarding long-term incentives for comparable roles;

•	internal equity; and,

•	executive performance and contributions.

Our new hire granting process is similar, with a few exceptions:

•	the Committee considers the criticality of the role to achieving the Company’s strategy and business objectives rather than the executive’s performance and contributions; and,

•	the Committee reviews the individual’s unvested equity holdings from their current employer that are subject to forfeiture should they accept an offer from Insulet.

2016 Awards to NEOs

In 2016, the Compensation Committee approved awards to NEOs that represented both new hire and annual on-going long-term incentive awards. Annual awards were granted to the NEOs using the long-term incentive compensation program components described previously. Unless otherwise noted, the awards vest as follows:

•	the stock options were granted at fair market value and vest over four years, beginning with 25% vesting on the first anniversary of the date of grant, then vesting pro-rata quarterly for twelve quarters thereafter, subject to continued employment with the Company;

•	the RSUs vest over three years, in equal installments over the first three anniversaries of the date of grant; and,

•	the 2016 PRSUs that are deemed earned at the end of the two-year performance period also vest over three years, with 50% vesting on the second year anniversary of the date of grant and 50% vesting on the third year anniversary of the date of grant.

			Total	Number
			Long-term	Stock	Number	Number
			Incentive	Options	RSUs	PRSUs
Name	Title	Type of Award	Award Value	Granted	Granted	Granted
Patrick J. Sullivan	Chairman of the Board and Chief Executive Officer	Annual On-going	$4,000,000	116,604	42,720	51,265
Michael L. Levitz	Senior Vice President, Chief Financial Officer and Treasurer	Annual On-going	$775,000	27,985	10,253	5,981
Shacey Petrovic	President and Chief Operating Officer	Annual On-going	$1,500,000	58,302	21,360	8,544
Charles Alpuche(1)	Senior Vice President, Global Manufacturing and Operations	New Hire	$1,200,000	43,748	16,021	6,835
Brad Thomas(2)	Executive Vice President, Human Resources and Organizational Development	Annual On-going	$1,210,000	66,231	10,253	6,835

(1)	PRSUs for Mr. Alpuche were awarded after his new hire long-term incentive grants, but were contemplated as part of the new hire offer arrangement.

(2)	Mr. Thomas received a grant of 38,246 options, subject to a three-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal quarterly installments thereafter for 8 quarters, and a grant of 27,985 options, subject to a four-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal quarterly installments thereafter for 12 quarters, subject to continued employment.

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2016 PRSU Metrics

In direct response to stockholder feedback, the Company established a two-year measurement period for PRSUs awarded in 2016. Given the continuing focus on top-line growth as we entered 2016, the Committee determined that two-year cumulative revenue was the appropriate metric for the 2016 PRSUs. The revenue metric directly aligned with the focused efforts of the NEOs on the goal of delivering commercial growth and stockholder value in the form of revenue achievements across all product lines.

Cumulative revenue will be measured for the fiscal years ending December 31, 2016 and December 31, 2017.

We do not disclose our long-term incentive targets as the disclosure could provide information that could result in competitive harm. The targets are set based upon our strategic business plan and intended to be sufficiently challenging with an expectation of strong performance throughout the measurement period. Further, the Compensation Committee undertakes a significant process each year to determine the range of performance and corresponding awards for each measure. Threshold and maximum achievement levels are determined in relation to the target and provide correspondingly lesser or greater awards to align with performance and results.

2017 PRSU METRICS – Extended Measurement Period and Dual Performance Criteria

Also in direct response to stockholder feedback, the Company has moved to a three-year performance period for awards made in 2017 and has expanded the PRSU performance criteria to measure both cumulative revenue and cumulative gross profit. This aligns with the Company’s business strategy, focusing on long-term sustainable and profitable growth. These awards will fully vest on the three year anniversary of the grant date, contingent upon the achievement of performance measures and continued employment.

OTHER ONE-TIME COMPENSATION ARRANGEMENTS

From time to time, compensation actions are taken that are outside of the normal course of the Compensation Committee’s typical cycle, such as one-time new hire arrangements or promotional awards to NEOs. In 2016, Mr. Alpuche received a cash sign on bonus of $150,000 as part of his new hire offer. This award was intended to induce Mr. Alpuche to join the Insulet leadership team. The Compensation Committee considered this award within the context of the overall new hire compensation package for Mr. Alpuche, which included long-term performance-based variable pay. Since Mr. Alpuche joined the Company, we have achieved margin expansion of 700 basis points primarily driven by significant enhancements, made under his leadership, in the quality and efficiency of manufacturing and supply chain operations. The award was subject to a recoupment feature such that if Mr. Alpuche left the Company within one year of his start date, he would have been required to repay the full amount to the Company.

BROAD-BASED BENEFIT PROGRAMS

All full-time employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The Company provides post-employment compensation arrangements through either an employment agreement, as is the case with our CEO, or our Amended and Restated Executive Severance Plan (the “Severance Plan”), in which all of our current NEOs participate.

In 2016, Pearl Meyer conducted a study of severance and change in control benefits at Insulet’s named peer companies. As a byproduct of this study, the cash severance benefit provided in the event of a change in control for select NEOs, other than the CEO, was increased to align with competitive practices. For a detailed description of terms and potential payments provided under our program, see the section below entitled “Potential Payments Upon Termination or Change in Control” on page 38 of this Proxy Statement.

Each of our NEOs has also entered into a non-competition and non-solicitation agreement and an employee non-disclosure and developments agreement with us. These agreements provide for protection of our confidential information, assignment to us of intellectual property developed by our executives and enforces non-compete and non-solicitation obligations that are effective while the executive is employed by us and for a period of 12 months thereafter.

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Compensation Governance

STOCK OWNERSHIP POLICY

The Board of Directors has adopted a policy recommending our NEOs own a significant equity interest in the Company’s common stock, as follows:

RECOUPMENT (CLAWBACK) POLICY

A Policy for Recoupment of Incentive Compensation was adopted by the Board of Directors on October 27, 2014.

The policy states that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of a Covered Officer, then the Compensation Committee may require any Covered Officer to repay to the Company that part of the Incentive Compensation received by that Covered Officer during the one year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. Incentive Compensation is defined as annual cash bonus and long-term equity incentive compensation (i.e., employee stock options, RSUs, and PRSUs).

Under the Policy, the Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested RSUs, PRSUs and/or cash repayment.

The Policy will be amended to conform with the mandatory clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once rules implementing such requirements are finalized.

COMPENSATION RISK ASSESSMENT

The Compensation Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Compensation Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered a number of matters, including the following elements of our executive compensation plans and policies:

•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount;

•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions;

•	The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the NEOs’ interests align with those of its stockholders for the long-term performance of the Company;

•	The performance-based earning and time-based vesting of the PRSU awards combine to align these awards with stockholder interests;

•	Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance based incentive plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, which could encourage excessive risk taking;

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•	A majority of the payouts under the Company’s incentive plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics;

•	Certain payouts under the Company’s incentive plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking; and,

•	NEOs are strongly encouraged to own a meaningful amount of Company stock.

TAX AND ACCOUNTING CONSIDERATIONS

We have generally granted our stock options to NEOs as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, upon exercise of the options, the holders of the stock options recognize taxable income and the Company is entitled to a tax deduction. For stock options that qualify as incentive stock options, the Company does not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option.

For federal income tax purposes, in connection with RSUs, the executive will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will generally be entitled to a tax deduction for such amount as compensation expense unless limited by tax rules.

Compensation Committee Report

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has agreed, that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,
Sally Crawford (Chair)
Timothy J. Scannell
Joseph Zakrzewski

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Executive Compensation Tables

Summary Compensation Table

The following Summary Compensation Table (SCT) summarizes the compensation of our NEOs for the year ended December 31, 2016, using the SEC-required disclosure rules.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Patrick J. Sullivan(4) Chairman of the Board	2016	$692,307		$2,750,000	$1,250,000	$1,330,000	$6,380	$6,028,687
and Chief Executive Officer	2015	$650,000		$2,759,067	$709,533	$844,000	$9,360	$4,971,960
	2014	$182,500			$11,000,000	$187,000	$3,750	$11,373,250
Michael L. Levitz(5)	2016	$375,000		$475,000	$300,000	$450,000	$1,414	$1,601,414
Senior Vice President, Chief	2015	$245,192	$270,000	$1,172,500	$577,500	$197,700	$0	$2,462,892
Financial Officer and Treasurer
Shacey Petrovic(6)	2016	$472,115		$875,000	$625,000	$800,000	$9,415	$2,781,530
President and	2015	$375,961		$1,942,000	$858,000	$372,400	$113,136	$3,661,497
Chief Operating Officer
Charles Alpuche(7)	2016	$304,692	$150,000	$700,000	$500,000	$408,000	$52,475	$2,115,167
Senior Vice President, Global Manufacturing and Operations
Brad Thomas(8)	2016	$340,000		$500,000	$710,000	$408,000	$46,172	$2,004,172
Executive Vice President,	2015	$340,000		$600,000	$200,000	$275,000	$52,184	$1,467,184
Human Resources and Organizational Development	2014	$49,692		$800,008	$413,268	$51,000	$5,590	$1,319,558

Notes:

(1)	These amounts represent actual earnings for the calendar year, which may be impacted by, among other things, hire date and the timing of any salary increases made during the year. Annualized salaries are provided on page 27.

(2)	These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC” 718-10), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 16 to our consolidated financial statements included in our Annual Report on our Form 10-K for the year ended December 31, 2016. These amounts do not represent the actual amounts paid to or realized by NEOs for these awards during the years ended December 31, 2016, 2015 and 2014.

(3)	Amounts listed reflect the amounts of the annual cash incentives awarded to the NEOs as described above under “–Compensation Discussion and Analysis – Annual Cash Performance Incentive Plan.” Payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2016 bonus was paid in fiscal 2017, the 2015 bonus was paid in fiscal 2016, and the 2014 bonus was paid in fiscal 2015.

(4)	The “All Other Compensation” column for Mr. Sullivan represents $6,380 in matching contributions paid by the Company on behalf of Mr. Sullivan into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(5)	The “All Other Compensation” column for Mr. Levitz represents matching contributions paid by the Company on behalf of Mr. Levitz into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(6)	The “All Other Compensation” column for Ms. Petrovic includes relocation expense of $3,745 and matching contributions of $5,670 paid by the Company on behalf of Ms. Petrovic into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(7)	Mr. Alpuche joined Insulet as an employee on February 3, 2016. The “Bonus” column reflects a $150,000 signing bonus paid upon commencement of his employment. The signing bonus was subject to a recoupment feature such that if Mr. Alpuche left the Company within one year of his start date, he would have been required to repay the full amount to the Company. The “All Other Compensation” column for Mr. Alpuche represents $47,479 for his housing allowance and $4,996 in matching contributions paid by the Company on behalf of Mr. Alpuche into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(8)	The “All Other Compensation” column for Mr. Thomas represents $45,061 for his housing allowance and $1,111 in matching contributions paid by the Company on behalf of Mr. Thomas into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

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2016 Grants of Plan-Based Awards

The following table provides detail on all plan-based awards for the year-ended December 31, 2016.

	Grant Date	Estimated Future Payouts Under Non – Equity Incentive Plan Awards($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum	Units(#)	Options(#)	($/Sh)(3)	Fair Value(4)
Patrick J. Sullivan		$350,000	$700,000	$1,400,000
	2/24/2016							42,720	116,604	$29.26	$2,500,000
	2/24/2016				25,632	51,265	102,530			$29.26	$1,500,000
Michael L. Levitz		$112,500	$225,000	$450,000
	2/24/2016							10,253	27,985	$29.26	$600,000
	2/24/2016				2,990	5,981	11,962			$29.26	$175,000
Shacey Petrovic		$200,000	$400,000	$800,000
	2/24/2016							21,360	58,302	$29.26	$1,250,000
	2/24/2016				4,272	8,544	17,088			$29.26	$250,000
Charles Alpuche		$102,000	$204,000	$408,000
	2/3/2016							16,021	43,748	$31.21	$1,000,000
	2/24/2016				3,417	6,835	13,670			$29.26	$200,000
Brad Thomas		$102,000	$204,000	$408,000
	2/24/2016							10,253	66,231	$29.26	$1,010,000
	2/24/2016				3,417	6,835	13,670			$29.26	$200,000

(1)	“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represents the range of 2016 annual cash incentives that may be earned for each NEO under the terms of the 2016 Annual Cash Performance Incentive Plan. Amounts may reflect pro-rations for 2016 hires, as appropriate.

(2)	“Estimated Future Payouts Under Equity Incentive Plan Awards” represents the range of PRSU awards made on 2/24/2016 with vesting based upon the achievement of the two-year cumulative revenue target for the fiscal years ending 12/31/2016 and 12/31/2017. The fair value is shown as of the grant date.

(3)	The exercise price of all stock options granted under our 2007 Plan is equal to the closing price of the common stock on the date of the grant.

(4)	These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC” 718-10), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 16 to our consolidated financial statements included in our Annual Report on our Form 10-K for the year ended December 31, 2016. These amounts do not represent the actual amounts paid to or realized by NEOs for these awards.

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2016 Outstanding Equity Awards at Year End

The following table provides detail on all outstanding equity awards as of the fiscal year-end on December 31, 2016.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)(1)(3)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Patrick J. Sullivan(4)	10/1/14		343,384	156,084	$36.81	10/1/24
	3/2/15		261,226	118,740	$36.81	3/2/25
	3/2/15		24,130	34,980	$32.51	3/2/25
	3/2/15						29,100	$1,096,488
	4/1/15								30,432	$1,146,678
	2/24/16			116,604	$29.26	2/24/26
	2/24/16						42,720	$1,609,690
	2/24/16								51,265	$1,931,665
Michael L. Levitz	5/4/15		22,069	36,783	$27.25	5/4/25
	5/4/15						28,686	$1,080,888
	2/24/16			27,985	$29.26	2/24/26
	2/24/16						10,253	$386,333
	2/24/16								5,981	$225,364
Shacey Petrovic	2/9/15		34,972	44,964	$30.58	2/9/25
	2/9/15						37,977	$1,430,973
	4/1/15								4,542	$171,143
	2/24/16			58,302	$29.26	2/24/26
	2/24/16						21,360	$804,845
	2/24/16								8,544	$321,938
Charles Alpuche	2/3/16			43,748	$31.21	2/3/26
	2/3/16						16,021	$603,671
	2/24/16								6,835	$257,543
Brad Thomas	12/1/14		13,378	13,378	$44.00	12/1/24
	12/1/14						6,061	$228,378
	3/2/15		7,668	9,860	$32.51	3/2/25
	3/2/15						8,203	$309,089
	4/1/15								4,542	$171,143
	2/24/16	(7)		66,231	$29.26	2/24/26
	2/24/16						10,253	$386,333
	2/24/16								6,835	$257,543

(1)	The expiration date for all options is the date that is ten years after the grant date. See “–Potential Payments Upon Termination or Change in Control” for a description of the acceleration provisions upon termination or change in control.

(2)	Based on a per share price of $37.68, which was the closing price per share of our common stock on the last business day (Friday, December 30) of the year ended December 31, 2016.

(3)	Other than as set-forth below, each stock option is subject to a four-year vesting period, with 25% of the total award vesting one-year after the grant date with the remainder vesting in equal quarterly installments thereafter for 12 quarters, subject to continued employment.

(4)	Mr. Sullivan’s grant awarded 3/2/2015 with an option exercise price of $36.81 represents the make-up award to his grant upon hire. These option grants vest with 25% of the shares becoming vested and exercisable on December 31, 2014, and the remaining 75% of the shares vesting and becoming exercisable on quarterly basis in twelve (12) equal installments over a three-year period. For a detailed description of this grant, refer to pages 35 and 36 of Insulet’s 2014 “Compensation Discussion and Analysis”.

(5)	The time-based restricted stock unit award is subject to a three-year vesting period, with 33% of the total award vesting one year after the grant date and the remainder vesting in equal annual installments for the next two years, subject to continued employment.

(6)	The 2015 PRSUs are subject to a three-year vesting period, with 33% of the total award vesting one year after the grant date and the remainder vesting in equal annual installments for the next two years, subject to meeting performance targets and continued employment. In March, 2016, the Compensation Committee determined that the 2015 awards were earned at 108.5% of target based on 2015 results. The 2016 PRSUs are subject to a three-year vesting period, with 50% of the total award vesting two years after the grant date and the remaining 50% vesting three years after the grant date, subject to meeting performance targets and continued employment. These awards are based on two-year cumulative revenue targets.

(7)	Mr. Thomas received a grant of 38,246 options, subject to a three-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal quarterly installments thereafter for 8 quarters, and a grant of 27,985 options, subject to a four-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal quarterly installments thereafter for 12 quarters, subject to continued employment.

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2016 Option Exercises and Stock Vested

The following table provides detail on stock option exercises and vesting of stock awards during the year-ended December 31, 2016 under our equity incentive plan and the corresponding amounts realized by each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Patrick J. Sullivan	3,075	$19,680	–	–
	–	–	29,766	$960,363
Michael L. Levitz	–	–	14,342	$433,846
Shacey Petrovic	–	–	21,259	$569,812
Charles Alpuche	–	–	–	–
Brad Thomas	–	–	12,433	$401,669

(1)	The aggregate dollar amount realized upon exercise of the options is calculated based upon the difference between the market price for our common stock on the date of exercise and the exercise price of such options.

(2)	The aggregate dollar amount realized upon vesting of the RSUs is calculated based on the market price for our common stock on the vesting date.

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Potential Payments Upon Termination or Change in Control

The table below summarizes Insulet’s potential payments to NEOs upon termination or change in control as of December 31, 2016.

2016 Executive Name	Involuntary Termination	Cash Compensation(1)	Benefits Continuation(2)	Outplacement(3)	Value of Accelerated Unvested Equity Awards(4)(5)	Total
Patrick J. Sullivan	Without Cause or With Good Reason Absent a Change in Control	$3,088,000	$26,325	$25,000	$0	$3,139,325
	Without Cause or With Good Reason Following a Change in Control	$3,088,000	$26,325	$25,000	$7,186,270	$10,325,595
Michael L. Levitz	Without Cause Absent a Change in Control	$600,000	$17,156	$25,000	$0	$642,156
	Without Cause or With Good Reason Following a Change in Control	$1,200,000	$17,156	$25,000	$2,311,866	$3,554,022
Shacey Petrovic	Without Cause Absent a Change in Control	$900,000	$11,709	$25,000	$0	$936,709
	Without Cause or With Good Reason Following a Change in Control	$1,800,000	$11,709	$25,000	$3,539,046	$5,375,755
Charles Alpuche	Without Cause Absent a Change in Control	$544,000	$848	$25,000	$0	$569,848
	Without Cause or With Good Reason Following a Change in Control	$1,088,000	$848	$25,000	$1,144,264	$2,258,112
Brad Thomas	Without Cause Absent a Change in Control	$615,000	$11,709	$25,000	$0	$651,709
	Without Cause or With Good Reason Following a Change in Control	$1,230,000	$11,709	$25,000	$1,961,127	$3,227,836

(1)	In the event of involuntary termination without cause each NEO receives 1x (2x for the CEO) (a) the sum of base salary and (b) the higher of target bonus or last annual bonus. If the termination is with good reason within 24 months following a change in control, each NEO receives 2x (a) the sum of base salary and (b) the higher of target bonus or last annual bonus. These payments will be made in substantially equal installments over 12 (or 24) months absent a change in control, or in a single lump sum payment if such terminating event occurs after a change in control.
(2)	Reflects continuation of medical and dental benefits over a period of 12 months (24 months for the CEO).
(3)	Each NEO is entitled to receive a maximum value of $25,000 as outplacement benefits.
(4)	Upon termination without cause or with good reason within 24 months of a change in control all unvested time-based stock options and restricted stock awards vest in full. All unvested performance shares will vest at target performance.
(5)	Based on a per share price of $37.68, which was the closing price per share of our common stock on the last business day (Friday, December 30) of the year ended December 31, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Sullivan’s Severance and Change in Control Benefits

Mr. Sullivan is a party to an employment agreement, effective September 17, 2014, and participates in the Company’s Severance Plan which provides for certain payments and benefits upon a “terminating event.”

A terminating event is defined as termination by the Company for any reason other than for cause, death, disability, or termination by Mr. Sullivan of his employment for good reason. Good reason consists of:

(i)	a material diminution of his responsibilities, authority or duties;

(ii)	a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees);

(iii)	the relocation of the Company to a location more than 50 miles from its current offices; or,

(iv)	any other action or inaction by the Company that constitutes a material breach of any contractual obligations.

Pursuant to Mr. Sullivan’s employment agreement and the Severance Plan, Insulet shall provide Mr. Sullivan with the following should there be a terminating event:

(i)	cash severance equal to two times the sum of (x) his annual base salary as of the terminating event plus (y) the higher of his target annual bonus for the year in which the terminating event occurs or his annual bonus for the previous year;

(ii)	an amount equal to the pro-rata portion of the annual target cash incentive award for the current plan year;

(iii)	continuation of medical and dental benefits for 24 months following termination;

(iv)	reimbursement for outplacement services incurred within the first 12 months following termination in an amount not to exceed $25,000; and,

(v)	if the terminating event occurs on, or within 24 months after, the effective date of a change in control, immediate acceleration of outstanding stock options and other stock awards, which shall become fully exercisable or nonforfeitable as of the terminating event until the earlier of three years from the date of termination or the original expiration date that would have applied had employment continued.

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Cash severance amounts amount shall be paid in substantially equal installments over 24 months if the terminating event occurs prior to a change in control and in a single lump sum payment if such terminating event occurs after a change in control.

Additional Benefits Pursuant to Mr. Sullivan’s Employment Agreement

In addition, the employment agreement provides that, in the event that Mr. Sullivan’s employment with the Company terminates after no fewer than three years after his date of hire, and he is terminated by the Company without cause, resigns for good reason or after Mr. Sullivan has assisted in developing a CEO succession plan that has been approved by the Board of Directors, he resigns without good reason and, as of the date of termination, has not engaged in any acts or omissions that could provide the Company with a basis for terminating his employment for cause, and provided that Mr. Sullivan enters into a release, time-based restrictions shall immediately lapse on all outstanding stock options and other stock based awards held by Mr. Sullivan. In the case of stock options, awards shall remain exercisable until the earlier of three years from the date of termination or the original expiration date that would have applied had employment continued. As of December 31, 2016, Mr. Sullivan did not have the three years of service required to be eligible for these benefits.

Other NEOs Severance and Change in Control Benefits

Insulet’s other NEOs also participate in the Severance Plan that provides for certain severance and change in control benefits. In 2016, all other NEOs participated in the Severance Plan.

Under the Severance Plan, in the event that a NEO’s employment is terminated by the Company for any reason other than for cause, death, or disability, the NEO will be entitled to an amount equal to:

(i)	cash severance equal to the annual base salary of the NEO, plus the higher of the target annual bonus for the year in which the terminating event occurs or the annual bonus for the previous year;

(ii)	an amount equal to the pro-rata portion of the annual target cash incentive award for the current plan year;

(iii)	continued medical and dental benefits for 12 months following termination;

(iv)	reimbursement for outplacement services not to exceed $25,000, provided that such expenses are incurred by the executive within 12 months of the termination; and,

(v)	payment for any accrued unused vacation time.

If the terminating event occurs with good reason on or within 24 months following a change in control event:

(i)	cash severance equal to two-times the sum of (x) the annual base salary and (y) the higher of the target annual bonus for the year in which the terminating event occurs or the annual bonus for the previous year; and,

(ii)	all outstanding stock options and other stock based awards held by the NEO immediately accelerating and becoming fully exercisable and nonforfeitable as of such termination.

Good reason for the other NEOs is defined as:

(i)	a material diminution of responsibilities, authority or duties;

(ii)	a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees); or,

(iii)	the relocation of the Company to a location more than 50 miles from its current offices.

For cash severance, if the NEO’s employment is terminated under this provision prior to a change in control, such amounts are payable over 12 months. If the NEO’s employment is terminated under this provision after a change in control, such amounts are payable in a lump sum.

Restrictive Covenants and Section 280G

Notwithstanding the foregoing, the Company’s obligation to make these severance payments to any of the NEOs is subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under the executive’s non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us.

We are not obligated to pay any tax gross-ups or similar amounts to the NEOs with respect to amounts payable to them under the Severance Plan. Amounts payable to our NEOs under the Severance Plan will be reduced to an amount that would cause such NEO to not be subject to any excise tax under Section 4999 of the Internal Revenue Code, to the extent such NEO would benefit on a net after-tax basis by doing so.

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Non-Employee Director Compensation

The purpose of the Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber Directors who are not employees or officers of the Company. In furtherance of that purpose, all non-employee Directors are paid compensation for services provided to the Company as set forth below.

Annual Cash Compensation

Directors receive the following cash compensation on an annual basis:

•	an annual retainer of $45,000

Committee Chairs (inclusive of Committee member retainers)

•	an additional annual retainer of $40,000 to the Lead Independent Director

•	an additional annual retainer of $25,000 to the Audit Committee Chair

•	an additional annual retainer of $16,000 to the Compensation Committee Chair

•	an additional annual retainer of $11,000 to the Nominating and Corporate Governance Committee Chair

Committee Members (excluding the Committee Chairs)

•	an additional annual retainer of $12,500 to each of the Audit Committee members

•	an additional annual retainer of $8,000 to each of the Compensation Committee members

•	an additional annual retainer of $5,000 to each of the Nominating and Corporate Governance Committee members

Cash payments are made quarterly in arrears. A Director may elect to defer all of his or her cash fees from the Company. There were no elections made for deferrals in 2016.

Annual Equity Compensation

It is the Company’s current policy that on the date of each annual meeting of the Company’s stockholders, each non-employee Director who is continuing as a Director following the date of such annual meeting is granted a combination of nonqualified stock options (“NSOs”) (comprising one-third of the total value of the Annual Award, as defined herein) and RSUs (comprising two-thirds of the total value of the Annual Award), which have a total fair market value equal to $165,000 (the “Annual Award”) on the date of the grant. The number of shares underlying the NSOs is determined based on the Black Scholes valuation determined by the Company as of the last business day of the previous quarter, adjusted for the most recent closing stock price as of the date of grant. The RSU portion of the Annual Award is issued based on the closing sale price of the common stock on the date of grant.

In 2016, Pearl Meyer completed a study of annual equity compensation vesting practices for non-employee Directors. As a result of this analysis, the vesting period for annual equity awards was updated to align with competitive practice. It is the Company’s current policy, since 2016, that annual NSOs and RSUs awarded to non-employee Directors fully vest on April 30th of the first year following the date of grant.

Initial Compensation

It is the Company’s current policy that upon his or her initial election to the board, a new Director receives a combination of NSOs (comprising one-third of the total value of the Initial Award, as defined herein) and RSUs (comprising two-thirds of the total value of the Initial Award), which have a total fair market value equal to $250,000 (the “Initial Award”) on the date of the grant. The number of shares underlying the NSOs is determined based on the Black Scholes valuation determined by the Company as of the last business day of the previous quarter, adjusted for the most recent closing stock price as of the date of grant. The RSU portion of the Initial Award is issued based on the closing sale price of the Company’s common stock on the date of grant. Such NSOs and RSUs vest annually over three years (50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 25% on the third anniversary of the date of grant).

The following table sets forth the compensation paid to our non-employee Directors during the year-ended December 31, 2016. Directors who are employees of the Company do not receive any compensation for their service as Directors.

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2016 DIRECTOR COMPENSATION TABLE

	Fees Earned
	or Paid in	Stock	Option
Name	Cash	Awards(1)	Awards(1)	Total
Sally Crawford	$66,000	$110,000	$55,000	$231,000
John A. Fallon, M.D.	$74,493	$110,000	$55,000	$239,493
Jessica Hopfield, Ph.D.	$73,007	$110,000	$55,000	$238,007
David Lemoine(2)	$59,219	$276,667	$138,333	$474,219
Timothy J. Scannell	$53,000	$110,000	$55,000	$218,000
Steven Sobieski(3)	$25,215			$25,215
Regina Sommer	$68,500	$110,000	$55,000	$233,500
Joseph Zakrzewski	$65,500	$110,000	$55,000	$230,500

(1)	These amounts are based on the grant date fair value of the stock awards and the option awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. These amounts do not represent the actual amounts paid to or realized by Directors for these awards during the year ended December 31, 2016.
(2)	Mr. Lemoine joined Insulet’s Board of Directors in February, 2016. His equity awards in 2016 represent his Initial Award, received upon commencement of his service as a Director, and his Annual Award.
(3)	Mr. Sobieski retired from Insulet’s Board of Directors in May, 2016.

As of December 31, 2016, our non-employee Directors held options to purchase shares of our common stock and unvested RSUs that had been granted by us as Director compensation representing the following number of shares of our common stock:

	Options to
	Purchase	Restricted
Name	Shares	Stock Units
Sally Crawford	24,760	6,830
John A. Fallon, M.D.	43,760	6,830
Jessica Hopfield, Ph.D.	12,863	6,614
David Lemoine	13,987	10,220
Timothy J. Scannell	14,680	6,976
Regina Sommer	58,760	6,830
Joseph Zakrzewski	58,760	6,830

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Proposal 2	Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote on the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement. This is commonly known as a “say-on-pay” vote. At the Annual Meeting, the Company is presenting to stockholders the following non-binding, advisory resolution on the approval of the compensation of the Named Executive Officers:

“RESOLVED, that the stockholders of the Company approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”

The compensation of the Company’s Named Executive Officers that is the subject of the foregoing resolution is the compensation disclosed in the sections titled “Compensation Discussion and Analysis,” “Compensation Elements and Actions” “Summary Compensation Table,” “2016 Grants of Plan-Based Awards,” “2016 Outstanding Equity Awards at Year End,” “2016 Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control.” You are encouraged to carefully review these sections.

The section of this Proxy Statement entitled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s Named Executive Officers:

•	the objectives of the Company’s compensation programs;

•	what the Company’s compensation programs are designed to reward;

•	each element of compensation;

•	why the Company chooses to pay each element of compensation;

•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and,

•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.

The Board of Directors unanimously recommends that stockholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its Named Executive Officers as articulated in the “Compensation Discussion and Analysis” section.

VOTE REQUIRED; EFFECT OF VOTE

The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.

The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s Named Executive Officers.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

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Proposal 3	Advisory and Non-Binding Vote on Whether Future Advisory and Non-Binding Votes on Executive Compensation Should be Held Every One Year, Every Two Years or Every Three Years

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote to determine whether the Company should submit to stockholders a say-on-pay vote similar to Proposal 2 of this Proxy Statement every one, two or three years. The Company is required to include this non-binding, advisory vote in its proxy statement no less frequently than once every six years. At the Annual Meeting, the Company is presenting to stockholders the following non-binding, advisory resolution regarding the approval of the frequency of a say-on-pay vote:

“RESOLVED, that the stockholders of the Company approve the submission by the Company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Exchange Act every:

•	one year;

•	two years; or

•	three years.”

At the Annual Meeting, stockholders may cast a vote on the frequency of a say-on-pay vote by choosing the option of every one year, every two years, every three years, or abstaining from voting.

The Board of Directors believes that, of the three choices, submitting a non-binding, advisory say-on-pay resolution to stockholders every one year is the most appropriate choice. Since 2011, the Company has held say-on-pay votes on an annual basis, and the Board believes that this schedule provides the Board and Compensation Committee with timely feedback regarding executive compensation matters.

The approval of any of the three choices set forth in the resolution above in this Proposal 3 requires that a majority of the shares voting on this Proposal 3 vote in favor of one of the three choices within such resolution. Because there are three alternatives, it is possible that none of the three choices will receive a majority of the votes cast. In that case, applicable law provides that none of the three alternatives will have been approved. However, stockholders will still be able to communicate their preference with respect to this vote by choosing from among these three alternatives. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 3.

VOTE REQUIRED; EFFECT OF VOTE

The resolution that is the subject of this Proposal 3 is a non-binding, advisory resolution. Accordingly, neither the approval of one of the three choices, nor the failure to approve any of the three choices will have any binding legal effect and the actions of the stockholders on this resolution will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. However, the Board of Directors does intend to take the results of the vote on this Proposal 3 into account in its decision regarding the frequency with which the Company submits say-on-pay votes to stockholders in the future.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO HOLD A SAY-ON-PAY VOTE EVERY “ONE YEAR”.

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Proposal 4	Approval of Insulet Corporation 2017 Stock Option and Incentive Plan

We are asking our stockholders to consider and to approve adoption of the Insulet Corporation 2017 Stock Option and Incentive Plan (the “2017 Plan”).

Upon recommendation of the Compensation Committee, on March 31, 2017, the Board adopted the 2017 Plan, subject to and effective upon approval by the stockholders at the Annual Meeting. The Board believes that the 2017 Plan is important to our continued growth and success and that approval of the 2017 Plan is required for us to be able to continue to make equity awards to key persons in a size that the Board believes is necessary to accomplish our goals. The purpose of the 2017 Plan is to (i) provide incentives to eligible persons to contribute to the success of the Company and to operate and manage its business in a manner that will provide for the long-term growth and profitability of the Company and that will benefit its stockholders and other important stakeholders; and, (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the 2017 Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.

If our stockholders approve the 2017 Plan, the 2017 Plan will become effective on the day after the date of the Annual Meeting, and the 2017 Plan will replace the 2007 Stock Option and Incentive Plan (the “2007 Plan”) as the means by which the Company makes equity and cash awards to key persons. The 2007 Plan will be frozen, and we will not grant any further awards under the 2007 Plan.

If our stockholders do not approve the 2017 Plan, the 2017 Plan will not become effective, and we may continue to grant awards under the 2007 Plan to the extent shares of our common stock remain available for issuance under the 2007 Plan. As of March 15, 2017, such available shares equaled an estimated 3,400,000 shares of our common stock (without regard to outstanding awards which thereafter may terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of shares of our common stock, and thus become available for re-issuance under the 2007 Plan). The Board believes that, if the 2017 Plan is not approved, our ability to align the interests of key persons with stockholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key people, or requiring us to shift our compensation plan to include more cash compensation.

Notable Features of the 2017 Plan

As described in more detail below, certain notable features of the 2017 Plan include:

•	granting of options or SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;

•	granting of options or SARs with a ten-year maximum term;

•	no repricing of options or SARs without prior stockholder approval;

•	requiring a minimum vesting period of one year for all awards, with certain limited exceptions;

•	no vesting in dividends or dividend equivalent rights paid on unvested awards of any type unless the underlying awards vest;

•	granting of performance-based awards that may qualify as performance-based compensation for purposes of Section 162(m) of the Code;

•	retaining the same fungible share ratio for full-value awards as applied under the 2007 Plan;

•	no liberal share recycling;

•	no reload or “evergreen” share replenishment features; and,

•	limiting the total maximum compensation that may be paid or granted to a non-employee director during a single calendar year.

Summary of the Material Terms of the 2017 Plan

A summary of the material terms of the 2017 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2017 Plan, a copy of which is attached as Appendix A to this Proxy Statement and which is incorporated by reference into this proposal. We encourage stockholders to read and refer to the complete plan document in Appendix A for a more complete description of the 2017 Plan.

Effective Date; Term. If approved by our stockholders at the annual meeting, the 2017 Plan will become effective as of the day after the date of the Annual Meeting (the “Effective Date”), and unless terminated sooner in accordance with the terms of the 2017 Plan or extended with stockholder approval, the 2017 Plan will terminate on the day before the tenth anniversary of the Effective Date, May 17, 2027.

Administration of the 2017 Plan. The 2017 Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Company. Each such director will be required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code, and for so long as our common stock is listed on the NASDAQ, an “independent director” under the NASDAQ listing rules. The Committee initially will be the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements.

The Board will also be authorized to appoint one or more committees of the Board consisting of one or more directors of the Company who need not meet the independence requirements above for certain limited purposes permitted by the 2017 Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the Chief Executive Officer

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of the Company and/or any other officers of the Company for certain limited purposes permitted by the 2017 Plan. The Board will retain the authority under the 2017 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2017 Plan. References below to the Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Except where the authority to act on such matters is specifically reserved to the Board under the 2017 Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the 2017 Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the 2017 Plan, any award, and any award agreement, including the authority to:

•	designate grantees of awards;

•	determine the type or types of awards to be made to a grantee;

•	determine the number of shares of our common stock subject to an award or to which an award relates;

•	establish the terms and conditions of each award;

•	accelerate the exercisability or vesting of an award or a portion of an award;

•	prescribe the form of each award agreement;

•	subject to limitations in the 2017 Plan (including the prohibition on repricing of options and SARs without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and,

•	make substitute awards.

Types of Awards. The 2017 Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.

Eligibility. All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2017 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2017 Plan, other than incentive stock options. As of March 15, 2017, there were 8 executive officers, 7 non-employee directors, and 692 employees of the Company and its subsidiaries who would be eligible to participate in the 2017 Plan.

Shares Reserved for Issuance. The maximum number of shares of common stock that may be issued under the 2017 Plan (the “share limit”) will be equal to the sum of 5,200,000 shares of our common stock, plus the number of shares of our common stock related to awards outstanding under the 2007 Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. The maximum number of shares of our common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of our common stock reserved for issuance under the 2017 Plan. The shares of our common stock that may be issued under the 2017 Plan may be authorized and unissued shares of our common stock, treasury shares, or any combination of the foregoing.

Share Usage. Shares of our common stock that are subject to awards of options or SARs will be counted against the share limit as one share for every one share subject to the award. Any shares of our common stock that are subject to awards other than options or SARs will be counted against the share limit as 2.00 shares for every one share subject to the award. The number of shares subject to any SARs awarded under the 2017 Plan will be counted against the share limit regardless of the number of shares actually issued to settle the SARs upon exercise, and at least the target number of shares issuable under a performance-based award will be counted against the share limit as of the grant date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance-based award to the extent different from such number of shares. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid, or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of our common stock, or are settled in cash in lieu of shares of our common stock, the shares subject to such awards will again be available for purposes of the 2017 Plan, in the same amount as such shares were counted against the 2017 Plan’s share limit or, if applicable, the share limits set forth in the applicable Prior Plan. The share limit, however, will not be increased by the number of shares of our common stock: (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option; (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR; (iii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations; or, (iv) purchased by the Company with proceeds from option exercises.

Limits on Awards. The maximum number of shares of our common stock subject to options or SARs that may be granted under the 2017 Plan to any person (other than a non-employee director) in a calendar year is 1,000,000 shares. The maximum number of shares subject to awards other than options or SARs that are stock-denominated and are either stock- or cash-settled that may be granted under the 2017 Plan to any person (other than a non-employee director) in a calendar year is 1,000,000 shares. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of 12 months or less in a calendar year to any person is $5 million, and the maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person is $5 million.

Non-Employee Director Compensation Limits. The maximum total compensation (including cash payments and the aggregate grant date fair market value of shares of our common stock that may be granted under the 2017 Plan) that may be paid to or granted in a calendar year to a non-employee director of the Company solely for services as a member of the Board of or a committee thereof is $750,000.

Adjustments. The number and kinds of shares of common stock for which awards may be made under the 2017 Plan, including the share limit and the individual share limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of our common stock is increased or decreased or the shares of our common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split,

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spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

Fair Market Value Determination. For so long as our common stock remains listed on the NASDAQ (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of our common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of our common stock will be the closing price of the common stock on the most recent preceding date for which such quotation exists. If our common stock is not listed on an established securities exchange or traded on an established securities market, the Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code. On March 31, 2017, the closing price of our common stock as reported on the NASDAQ was $43.09 per share.

Options. The 2017 Plan authorizes our Committee to grant incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“nonqualified options”). To the extent that the aggregate fair market value of shares of our common stock determined on the grant date with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified option. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. If we were to grant incentive stock options to any 10% stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the grant date.

The term of an option cannot exceed ten years from the grant date. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the grant date. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Committee. Awards of options are nontransferable, except where the Committee authorizes options to be transferred, whether in an applicable award agreement or through subsequent approval of the Committee.

Stock Appreciation Rights. The 2017 Plan authorizes the Committee to grant SARs that provide the grantee with the right to receive, upon exercise of the SARs, cash, shares of our common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. SARs will become exercisable in accordance with terms determined by our Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except where the Committee authorizes options to be transferred, whether in an applicable award agreement or through subsequent approval of the Committee.

Restricted Stock and Restricted Stock Units. The 2017 Plan also authorizes the Committee to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the 2017 Plan, the Committee will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs.

A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee or the 2017 Plan. Grantees of RSUs will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units. Grantees will not vest in dividends paid on unvested shares of restricted stock or in dividend equivalent rights paid on unvested RSUs if and until the underlying awards vest.

Unrestricted Stock. The 2017 Plan authorizes the Committee to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a grantee of shares of unrestricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.

Dividend Equivalent Rights. The 2017 Plan authorizes the Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of our common stock underlying the right. The Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2017 Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or SAR. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Committee. A dividend equivalent right granted as a component of another award may not vest or become payable until the underlying award vests.

Performance-Based Awards. The 2017 Plan authorizes the Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by the Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of our common stock that is established by the Committee at the grant date. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of our common stock subject to a performance-based awards that will be paid out to a grantee, and the Committee will establish the performance periods for these performance-based awards.

Performance Measures. The 2017 Plan is designed to permit the Committee to grant awards to covered employees that will qualify as performance-based compensation for purposes of

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Section 162(m) of the Code, but it is not required under the 2017 Plan that awards qualify for this exception. Section 162(m) of the Code limits publicly-held companies, such as the Company, to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their covered employees. For this purpose, “covered employees” include the Company’s Chief Executive Officer and the Company’s other three highest compensated executive officers (other than the Chief Financial Officer). However, performance-based compensation is excluded from the $1 million limitation.

To qualify as performance-based compensation under Section 162(m) of the Code, the compensation paid to covered employees must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures that apply to the covered employee, a business unit, or the Company, a subsidiary, or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if a performance goal is achieved.

The performance goals upon which the vesting or payment of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments): (a) earnings before interest, taxes, depreciation and amortization; (b) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (c) changes in the market price of the Stock; (d) economic value-added; (e) sales or revenue; (f) acquisitions or strategic transactions; (g) establishing contractual relationships; (h) operating income (loss); (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) return on capital, assets, equity, sales, or investment; (k) stockholder returns (including total stockholder return); (l) gross or net profit levels; (m) productivity; (n) expense; (o) margins; (p) operating efficiency (including budgeted spending limits); (q) customer satisfaction; (r) working capital; (s) earnings (loss) per share of Stock; (t) sales or market shares; (u) number of customers (including obtaining, retaining, and/or supporting a number of customers); (v) product introduction or enhancement; (w) achievement of manufacturing milestones; (x) achievement of new product launches; (y) expansion activities; (z) introduction of new manufacturing facilities; (aa) achievement of quality metrics; and, (bb) any combination of the foregoing business criteria.

The Committee may provide in any performance-based award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of our common stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and, (k) environmental expense.

Other Equity-Based Awards. The 2017 Plan authorizes the Committee to grant other types of equity-based awards. Other equity-based awards are payable in cash, shares of our common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.

Minimum Vesting Requirement. The 2017 Plan provides that: (i) any award (other than substitute awards) that vests on the basis of the grantee’s continued service will not provide for vesting which is any more rapid than vesting on the one year anniversary of the grant date; and, (ii) any award (other than substitute awards) that vests upon the attainment of performance goals will provide for a performance period of at least 12 months. Notwithstanding the preceding, the Committee may grant awards up to 5% of the share limit that are not subject to these minimum vesting requirements, and the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such award: (a) in the event of the grantee’s death or disability; (b) upon an involuntary termination of a grantee’s service, including termination for “good reason”; (c) in connection with a grantee’s retirement; or, (d) in connection with a “Sale Event” (as discussed below).

Forms of Payment. The exercise price for any option or the purchase price (if any) for restricted stock or RSUs is generally payable: (i) in cash or cash equivalents; (ii) to the extent the award agreement provides, by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price; (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company; or, (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and service rendered to the Company or our affiliates.

Sale Event. If the Company experiences a “sale event” in which awards will not be assumed or continued by the surviving entity, unless otherwise provided in an applicable award agreement: (i) immediately before the corporate transaction, except for performance-based awards, all restricted stock, RSUs (including deferred stock units), and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered; and, (ii) at the Committee’s discretion, (a) all options and SARs will become exercisable at least 15 days before the corporate transaction and terminate if unexercised upon the consummation of the corporate transaction, and/or (b) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. Performance-based awards will vest: (i) if less than half the performance period has lapsed, at target level; and, (ii) if more than half the performance period has lapsed, based on actual performance if determinable or, if not determinable, at target level, and in each case then will be treated in accordance with the foregoing sentence. Other equity-based awards will be governed by the terms of the applicable award agreement.

If the Company experiences a “sale event” in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares and type of capital stock to which the awards relate and, for options and SARs, as to the exercise price; and, (ii) if the grantee’s service is terminated without “cause” (as defined in the 2017 Plan) within one year following the consummation of such corporate transaction, the grantee’s

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award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the three month period immediately following such termination or for such longer period as the Committee shall determine.

In summary, a “sale event” occurs under the 2017 Plan upon the occurrence of any of the following:

•	A sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person (as defined in the 2017 Plan);

•	A merger, reorganization or consolidation in which the outstanding shares of common stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to the transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or,

•	The sale of all of the common stock to an unrelated person.

Amendment, Suspension, and Termination. Our Board may amend, suspend, or terminate the 2017 Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee. Our stockholders must approve any amendment to the 2017 Plan to the extent determined by the Board or if such approval is required under applicable law (including the NASDAQ regulations). Our stockholders also must approve any amendment that changes the no re-pricing rules, the option exercise price rules, or the SAR exercise price rules.

No Repricing. Except in connection with certain corporate transactions involving the Company, we may not: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or, (iii) cancel or assume outstanding options or SARs with an exercise price above the then-current fair market value in exchange for cash, awards, or other securities, in each case, unless such action (a) is subject to and approved by our stockholders, or (b) would not be deemed to be a repricing under the rules of the NASDAQ or any established stock exchange or securities market on which our common stock is listed or publicly traded.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2017 Plan for grantees and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our stockholders. A grantee in the 2017 Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

Nonqualified Options. The grant of a nonqualified option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a nonqualified option to a family member by gift will realize taxable income at the time the nonqualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the nonqualified option is exercised. The transfer of vested nonqualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a nonqualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such nonqualified option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at that time.

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Stock Appreciation Rights. The grant of a SAR will not be a taxable event for the grantee or the Company. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. The grant of restricted stock units (including deferred stock units) will not be a taxable event for the grantee or the Company. A grantee who receives restricted stock units will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock. The grant of unrestricted stock is a taxable event for the grantee. A grantee who receives shares of unrestricted stock will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares issued, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Upon a subsequent sale or exchange of shares of unrestricted stock, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Dividend Equivalent Rights. The grant of dividend equivalent rights will not be a taxable event for the grantee or the Company. A grantee who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Cash Awards. The grant of a cash award will not be a taxable event for the grantee or the Company. A grantee who receives a cash award will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G of the Code. To the extent payments which are contingent on a Change in Control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2017 Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2017 Plan, or otherwise, would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

New Awards

The awards, if any, that will be made to eligible grantees under the 2017 Plan are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the 2017 Plan. Therefore, no new plan benefits table can be provided at this time. For more information on the awards granted under the 2007 Plan to our NEOs in 2016, see the section above entitled “2016 Outstanding Equity Awards at Year End.” For more information on the awards granted under the 2007 Plan to our directors in 2016, see the section above entitled “2016 Director Compensation Table.”

Registration with the SEC

If the 2017 Plan is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the 2017 Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

VOTE REQUIRED; EFFECT OF VOTE

The approval of the resolution in this Proposal 4 requires that a majority of the shares voting on this Proposal 4 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 4.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INSULET CORPORATION 2017 STOCK OPTION AND INCENTIVE PLAN.

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Report of the Audit Committee of the Board of Directors

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of David Lemoine (Chair), Jessica Hopfield, Ph.D., Regina Sommer and Joseph Zakrzewski. None of the members of the Audit Committee is an officer or employee of the Company. Dr. Hopfield, Mr. Lemoine, Ms. Sommer and Mr. Zakrzewski are each “independent” for Audit Committee purposes under the applicable rules of NASDAQ and the SEC. Mr. Lemoine and Ms. Sommer are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2016, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Grant Thornton their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

David Lemoine (Chair)

Jessica Hopfield, Ph.D.

Regina Sommer

Joseph Zakrzewski

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Matters Concerning Independent Registered Public Accounting Firm

The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided for the Company by its independent registered public accounting firm have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of such firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by such firm. All of the audit-related, tax and all other services provided by Grant Thornton to the Company in the fiscal year ended December 31, 2016 and by Ernst & Young LLP (“Ernst & Young”) in the fiscal year ended December 31, 2015 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided by Grant Thornton in 2016 and by Ernst & Young in 2015 and 2016 prior to its dismissal (as further described below) were reviewed with the Audit Committee, which concluded that the provision of such services by the applicable firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Grant Thornton in 2016, see “Governance of the Company — Current Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

The Company expects that a representative of Grant Thornton will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in the Company’s Current Report on Form 8-K filed on June 17, 2016, on June 16, 2016, following careful deliberation and a competitive process, the Audit Committee of the Board of Directors of the Company approved the appointment of Grant Thornton as the Company’s independent registered public accounting firm, and dismissed Ernst & Young as the Company’s independent registered public accounting firm, in each case effective immediately.

During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through June 16, 2016, there were (i) no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of such disagreements in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Ernst & Young’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company previously provided Ernst & Young with a copy of the above disclosures and requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Ernst & Young’s letter, dated June 17, 2016, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on June 17, 2016.

During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through June 16, 2016, neither the Company nor anyone acting on its behalf consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company by Grant Thornton as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the: (i) fees for professional services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal year ended December 31, 2016, and fees billed for other services rendered by Grant Thornton during such fiscal year; and, (ii) fees for professional services rendered by Ernst & Young for the audit of the Company’s financial statements for the fiscal year ended December 31, 2015, and fees billed for other services rendered by Ernst & Young during such fiscal year.

	2016	2015
	Grant Thornton	Ernst & Young
Audit Fees	$1,100,634	$1,353,088
Audit-Related Fees	$128,991	$710,000
Tax Fees	$112,035	$95,000
All Other Fees	$—	$1,995
Total	$1,341,660	$2,160,083

AUDIT FEES

Audit fees consist of the aggregate fees incurred for professional services rendered for: (i) the audit of Insulet’s annual financial statements included in its 10-K and a review of financial statements included in Insulet’s Quarterly Reports on Form 10-Q; (ii) the filing of our registration statements and other SEC related filings; (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years; and, (iv) accounting consultations.

AUDIT-RELATED FEES

Audit-related fees for 2015 consist of fees for professional services provided in connection with the Company’s acquisition of its Canadian distribution business and for a management initiated review of historical revenue recognition. Audit-related fees for 2016 consist of fees for comfort letter and related consent procedures performed by Grant Thornton in connection with the Company’s issuance of convertible notes in 2016 and assistance with SEC comment letter responses for periods prior to being engaged as the principle auditor.

TAX FEES

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance, primarily for U.S. federal and state tax returns and other tax planning or tax advice services.

ALL OTHER FEES

Other Fees for the year ended December 31, 2015 consists of fees for using the online accounting research tools of Ernst & Young.

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Proposal 5	Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017. Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s stockholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Grant Thornton is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

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Stockholder Proposals

Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2018 Annual Meeting of Stockholders must ensure that their proposal is received by the Company no later than November 30, 2017, at the Company’s principal executive offices at 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary and General Counsel. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2018 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company at its principal executive offices no later than February 16, 2018 and no earlier than January 17, 2018. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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APPENDIX A

INSULET CORPORATION

2017 STOCK OPTION AND INCENTIVE PLAN

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Insulet Corporation 2017 Stock Option and Incentive Plan

1.	PURPOSE

The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1	“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.

2.2	“Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.3	"Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4	“Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.5	“Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

2.6	“Board” shall mean the Board of Directors of the Company.

2.7	“Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, shall mean, with respect to any Grantee and as determined by the Committee, the occurrence of any one or more of the following events: (a) conduct by the Grantee constituting a material act of willful misconduct in connection with the performance of the Grantee’s duties to the Company, including, without limitation, misappropriation of funds or property of the Company or its Affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; or (b) the commission by the Grantee of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the Grantee that would reasonably be expected to result in material injury to the Company or its Affiliates if the Grantee were retained in the Grantee’s position; or (c) willful and deliberate material non-performance by the Grantee of the Grantee’s duties to the Company (other than by reason of the Grantee’s physical or mental illness, incapacity, or disability) which has continued following written notice of such non-performance from the Company; or (d) a breach by the Grantee of any of the provisions contained any agreements between Grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; or (e) a material violation by the Grantee of the Company’s employment policies which has continued following written notice of such violation from the Company; or (f) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. For purposes of clauses

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(a), (c) or (f) hereof, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee without reasonable belief that the Grantee’s act or failure to act, was in the best interest of the Company and its Affiliates. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.8	“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.

2.9	“Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.10	“Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.11	“Company” shall mean Insulet Corporation, a Delaware corporation, and any successor thereto.

2.12	“Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.13	“Covered Employee” shall mean a Grantee who is, or could become, a “covered employee” within the meaning of Code Section 162(m)(3).

2.14	“Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.15	“Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.16	“Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).

2.17	“Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.

2.18	“Effective Date” shall mean May 18, 2017, subject to approval of the Plan by the Company’s stockholders on May 17, 2017, the Plan having been approved by the Board on March 31, 2017.

2.19	“Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.20	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.21	“Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

(a)	If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the most recent preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)	If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited

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to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.22	“Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.23	“Full Value Award” shall mean an Award of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, and Performance Shares.

2.24	“Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.25	“Grantee” shall mean a Person who receives or holds an Award under the Plan.

2.26	“Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.

2.27	“Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.28	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act; provided, however, for purposes of Section 6.2(d), Non-Employee Director shall mean a director of the Company who is not an employee of the Company or an Affiliate.

2.29	“Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.30	“Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Article 8.

2.31	“Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.

2.32	“Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

2.33	“Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share or other Performance-Based Award.

2.34	“Outside Director” shall have the meaning set forth in Code Section 162(m)(4)(C)(i).

2.35	“Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).

2.36	“Performance-Based Award” shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period specified by the Committee.

2.37	“Performance-Based Compensation” shall mean compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for Qualified Performance-Based Compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for Qualified Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.38	“Performance Measures” shall mean measures as specified in Section 13.6.4 on which the performance goal or goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.39	“Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.40	“Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period of up to ten (10) years.

2.41	“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.48, Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

2.42	“Plan” shall mean this Insulet Corporation 2017 Stock Option and Incentive Plan, as amended from time to time.

2.43	“Prior Plan” shall mean the 2007 Stock Option and Incentive Plan and subsequent amended and restated versions thereof.

2.44	“Qualified Performance-Based Compensation” shall have the meaning set forth in Code Section 162(m).

2.45	“Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock,

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Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

2.46	“Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Article 10.

2.47	“Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.48	“Sale Event” shall mean, subject to Section 18.10, the occurrence of any of the following:

(a)	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person;

(b)	a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or

(c)	the sale of all of the Stock of the Company to an unrelated Person.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Sale Event has occurred pursuant to the above definition, the date of the occurrence of such Sale Event, and any incidental matters relating thereto.

2.49	“SAR Price” shall mean the per share exercise price of a SAR.

2.50	“Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.51	“Securities Market” shall mean an established securities market.

2.52	“Separation from Service” shall have the meaning set forth in Code Section 409A.

2.53	“Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.54	“Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who provides bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.

2.55	“Service Recipient Stock” shall have the meaning set forth in Code Section 409A.

2.56	“Share Limit” shall have the meaning set forth in Section 4.1.

2.57	“Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.

2.58	"Stock” shall mean common stock, par value $0.001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.

2.59	“Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.

2.60	“Stock Exchange” shall mean the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.

2.61	“Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided however, for purposes of Incentive Stock Options, Subsidiary means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.

2.62	“Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.63	“Ten Percent Stockholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of voting Capital Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.64	“Unrestricted Stock” shall mean Stock that is free of any restrictions.

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3.	ADMINISTRATION OF THE PLAN

3.1	Committee

3.1.1	Powers and Authorities

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2	Composition of the Committee

The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Director, (b) an Outside Director, and (c) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3	Other Committees

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, excluding (for the avoidance of doubt) Performance-Based Awards intending to constitute Qualified Performance-Based Compensation and subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.1.4	Delegation by the Committee

To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers, (ii) Covered Employees, or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2	Board

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3	Terms of Awards

3.3.1	Committee Authority

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)	designate Grantees;

(b)	determine the type or types of Awards to be made to a Grantee;

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(c)	determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d)	establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Sale Event (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)	accelerate the exercisability or vesting of an Award or a portion thereof;

(f)	prescribe the form of each Award Agreement evidencing an Award;

(g)	subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and

(h)	make Substitute Awards.

3.3.2	Forfeiture; Recoupment

(a)	The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b)	Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

3.4	No Repricing Without Stockholder Approval

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Sale Event, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Company’s stockholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.5	Deferral Arrangement

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.6	Foreign Jurisdictions

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Service Providers, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Service Providers outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Service Providers outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit; and (e) take any action, before or after an Award is granted, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other Applicable Laws.

3.7	No Liability; Indemnification

No member of the Board or the Committee, nor any member of either or any delegate thereof, shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement, and the members of the Board

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and of the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by Applicable Laws and/ or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee, or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.8	Registration; Share Certificates

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1	Number of Shares of Stock Available for Awards

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Article 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to five million two hundred thousand (5,200,000) shares of Stock plus the number of shares of Stock related to awards outstanding under the Prior Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock and become available for issuance under the Plan in accordance with Section 4.3(c) (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2	Adjustments in Authorized Shares of Stock

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3	Share Usage

(a)	Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b)	Any shares of Stock that are subject to Full Value Awards, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, will be counted against the Share Limit as two (2) shares of Stock for every one (1) share of Stock subject to the Award; provided, for Performance Shares, the number of shares of Stock subject to such Award will be at least equal to the target number of shares issuable under the Performance Shares as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares. Any shares of Stock that are subject to Awards other than Full Value Awards will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to the Award; provided, the number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.

(c)	If any shares of Stock covered by an Award under the Plan or any award outstanding under the Prior Plan as of the Effective Date are not purchased or are forfeited or expire or otherwise terminate without delivery of any Stock subject thereto or are settled in cash in lieu of shares, then the number of shares of Stock with respect to such Award or award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan; provided, that any such shares of Stock shall be available for issuance under the Plan in the same amount as such shares were counted against the Share Limit under the Plan or against the share limit set forth in the Prior Plan.

(d)	The number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted

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under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.

5.	TERM; AMENDMENT AND TERMINATION

5.1	Term

The Plan shall become effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards. The Plan shall terminate on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2	Amendment, Suspension, and Termination

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Company’s stockholders.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Eligible Grantees

Subject to this Article 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Article 16:

(a)	The maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is one million (1,000,000) shares.

(b)	The maximum number of shares of Stock that may be granted under the Plan, pursuant to Awards other than Options or SARs that are Stock-denominated and are either Stock- or cash-settled, in a calendar year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is one million (1,000,000) shares.

(c)	The maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of twelve (12) months or less to any Person eligible for an Award under Section 6.1 shall be five million dollars ($5,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of greater than twelve (12) months to any Person eligible for an Award under Section 6.1 shall be five million dollars ($5,000,000).

(d)	The maximum total compensation (including cash payments and the aggregate Grant Date Fair Market Value of shares of Stock that may be granted under the Plan) that may be paid to or granted in a calendar year to a Non-Employee Director of the Company solely for services as a member of the Board of Directors or a committee thereof is seven hundred fifty thousand dollars ($750,000).

6.3	Stand-Alone, Additional, Tandem, and Substitute Awards

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards

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may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

6.4	Minimum Vesting Requirements

Except with respect to a maximum of five percent (5%) of the Share Limit, (a) any Award (other than Substitute Awards) that vests on the basis of the Grantee’s continued Service shall not provide for vesting which is any more rapid than vesting on the one (1) year anniversary of the Grant Date, and (b) any Award (other than Substitute Awards) that vests upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months. Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (i) in the event of the Grantee’s death or Disability, (ii) upon an involuntary termination of Grantee’s Service, including termination for “good reason”, (iii) in connection with a Grantee’s retirement, or (iv) in connection with a Sale Event. The foregoing five percent (5%) limit shall be subject to adjustment consistent with the adjustment provisions of Section 16 and the share usage rules of Section 4.3.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1	Option Price

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one (1) share of Stock.

8.2	Vesting and Exercisability

Subject to Sections 6.4, 8.3, and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

8.3	Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a Service Provider who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4	Termination of Service

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 16 which results in the termination of such Option.

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8.6	Method of Exercise

Subject to the terms of Article 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7	Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8	Delivery of Stock

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

8.9	Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10	Family Transfers

The Committee, in its discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11	Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000), and (d) to the extent such Option fulfills all other requirements in the regulations under Code Section 422, as may be amended from time to time. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12	Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than two (2) business days thereafter.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1	Right to Payment and SAR Price

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with

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all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2	Other Terms

Subject to Sections 6.4, 9.3, and 16.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3	Term

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4	Rights of Holders of SARs

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5	Transferability of SARs

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6	Family Transfers

The Committee, in its discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

10.1	Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units

Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2	Restrictions

Subject to Sections 6.4, 16.3, and 18.10, at the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Article 13. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3	Registration; Restricted Stock Certificates

Pursuant to Section 3.8, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated

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to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4	Rights of Holders of Restricted Stock

Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

10.5	Rights of Holders of Restricted Stock Units and Deferred Stock Units

10.5.1	Voting and Dividend Rights

Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units shall be entitled to receive Dividend Equivalent Rights.

10.5.2	Creditor’s Rights

A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6	Termination of Service

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7	Purchase of Restricted Stock

The Grantee of an Award of Restricted Stock shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock. Such purchase price shall be payable in a form provided in Article 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.

10.8	Delivery of Shares of Stock

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

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11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1	Unrestricted Stock Awards

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan, which Awards shall be deducted from the 5% limitation set forth in Section 6.4. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

11.2	Other Equity-Based Awards

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1	Dividend Equivalent Rights

A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that notwithstanding the foregoing Dividend Equivalent Rights granted as a component of another Award shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond become vested and settled.

12.2	Termination of Service

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

13.1	Grant of Performance-Based Awards

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

13.2	Value of Performance-Based Awards

Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

13.3	Earning of Performance-Based Awards

Subject to the terms of the Plan, in particular Section 13.6.3, after the applicable Performance Period has ended, the Grantee of a

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Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.

13.4	Form and Timing of Payment of Performance-Based Awards

Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the later of the calendar year or fiscal year in which such Performance Period ends.

13.5	Performance Conditions

The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

13.6	Performance-Based Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute Qualified Performance-Based Compensation for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance-Based Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.6.

13.6.1	Performance Goals Generally

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.

13.6.2	Timing For Establishing Performance Goals

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Performance-Based Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Performance-Based Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

13.6.3	Payment of Awards; Other Terms

Payment of Performance-Based Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

13.6.4	Performance Measures

The performance goals upon which the vesting or payment of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments): (a) earnings before interest, taxes, depreciation and amortization; (b) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (c) changes in the market price of the Stock; (d) economic value-added; (e) sales or revenue; (f) acquisitions or strategic transactions; (g) establishing contractual relationships; (h) operating income (loss); (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) return on capital, assets, equity, sales, or investment; (k) stockholder returns (including total stockholder return); (l) gross or net profit levels; (m) productivity; (n) expense; (o) margins; (p) operating efficiency (including budgeted spending limits); (q) customer satisfaction; (r) working capital; (s) earnings (loss) per share of Stock; (t) sales or market shares; (u) number of customers (including obtaining, retaining, and/or supporting a number of customers); (v) product introduction or enhancement; (w) achievement of manufacturing milestones; (x) achievement of new product launches; (y) expansion activities; (z) introduction of new manufacturing facilities; (aa) achievement of quality metrics; and (bb) any combination of the foregoing business criteria.

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Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company, its Subsidiaries, and other Affiliates as a whole, (ii) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (c) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

13.6.5	Evaluation of Performance

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs or impairments; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; (d) accruals for reorganizations and restructuring programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.6.6	Adjustment of Performance-Based Compensation

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

13.6.7	Committee Discretion

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.6.4.

13.6.8	Status of Awards Under Code Section 162(m)

It is the intent of the Company that Performance-Based Awards under Section 13.6 granted to Grantees who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute Qualified Performance-Based Compensation. Accordingly, the terms of Section 13.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan, the applicable Award Agreement, or any other agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.	FORMS OF PAYMENT

14.1	General Rule

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

14.2	Surrender of Shares of Stock

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

14.3	Cashless Exercise

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.

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14.4	Other Forms of Payment

To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.

15.	REQUIREMENTS OF LAW

15.1	General

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2	Rule 16b-3

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1	Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1, the individual share limitations set forth in Section 6.2, and the 5% limit set forth in Section 6.4, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or

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SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

16.2	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Sale Event

Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Sale Event, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

16.3	Sale Event in which Awards are not Assumed

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Sale Event in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a)	Immediately prior to the occurrence of such Sale Event, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:

(i)	At least fifteen (15) days prior to the scheduled consummation of such Sale Event, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Sale Event and shall be effective only immediately before the consummation thereof, and upon consummation of such Sale Event, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders;

and/or

(ii)	The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Sale Event and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.

(b)	For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be treated as though target performance has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Sale Event as determined by the Committee, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Sale Event. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 16.3(b), if any Awards arise from application of this Section 16.3(b), such Awards shall be settled under the applicable provision of Section 16.3(a).

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(c)	Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

16.4	Sale Event in which Awards are Assumed

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Sale Event in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a)	The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Sale Event to the extent that provision is made in writing in connection with such Sale Event for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

(b)	In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Sale Event and the Grantee’s employment is terminated without Cause within one year following the consummation of such Sale Event, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the three month period immediately following such termination or for such longer period as the Committee shall determine, but in no event later than the original expiration date of the Award.

16.5	Adjustments

Adjustments under this Article 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Article 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Sale Event.

16.6	No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

17.	PARACHUTE LIMITATIONS

If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a)	to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and

(b)	if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

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18.	GENERAL PROVISIONS

18.1	Disclaimer of Rights

No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.

18.3	Withholding Taxes

(a)	The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b)	The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).

18.4	Captions

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5	Construction

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6	Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7	Number and Gender

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8	Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

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18.9	Governing Law

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10	Section 409A of the Code

(a)	The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

(b)	Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Sale Event, in no event will a Sale Event be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Sale Event for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

(c)	Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

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To record adoption of the Plan by the Board as of March 31, 2017 approval of the Plan by the Company’s stockholders as of [___________], the Company has caused its authorized officer to execute the Plan.

INSULET CORPORATION

By:
Name:
Title:

Signature Page to the Insulet Corporation 2017 Stock Option and Incentive Plan

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Insulet, Omnipod, Dash and Horizon are trademarks or registered trademarks of Insulet Corporation. All rights reserved. All other trademarks are the property of their respective owners. The use of third party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

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